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                                                                    EXHIBIT 10.1
                            STOCK PURCHASE AGREEMENT


            This is an Agreement entered into this 20th day of December, 1996 between General Electric Capital Corporation, a New York corporation ("Purchaser"), and The Ziegler Companies, Inc., a Wisconsin corporation ("Seller"), each of which agrees as follows.


                                    ARTICLE 1
                                   DEFINITIONS

            Capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Exhibit I hereto.


                                    ARTICLE 2
                        PURCHASE OF FINANCE COMPANY STOCK
                               CLOSING DATE AUDIT

      2.1. General. On the terms and subject to the conditions hereof, at the Closing Purchaser shall purchase the Finance Company Stock from Seller, and Seller shall sell the Finance Company Stock to Purchaser. Seller shall deliver to Purchaser the certificates representing the Finance Company Stock duly endorsed to Purchaser or accompanied by duly executed stock powers so as to transfer and assign to Purchaser good and marketable title to the Finance Company Stock free and clear of all Encumbrances and to constitute Purchaser the sole beneficial and record stockholder of Finance Company.

      2.2. The Purchase Price. The aggregate Purchase Price Purchaser shall pay for the Finance Company Stock shall be an amount equal to the sum of (i) the Closing Date Shareholder's Equity, plus (ii) the Premium.

      2.3. Payment of the Purchase Price, Settlement Payment and Settlement Interest. (a) At the Closing, Purchaser shall make an initial payment to Seller in an amount equal to $26,386,000.00 as detailed in Schedule 2.3, by wire transfer of immediately available funds to an account designated by Seller prior to Closing.

            (b) On the Settlement Date, the Settlement Payment and the Settlement Interest shall be paid, by wire transfer to an account designated prior to the Settlement Date by the recipient thereof, as follows:

                  (i) if the Purchase Price as provided in Section 2.2, exceeds the Initial Amount, Purchaser shall pay the Settlement Payment and the Settlement Interest to Seller; however

                  (ii) if the amount of the Initial Payment exceeds the Purchase Price as provided in Section 2.2., Seller shall pay the Settlement Payment and the Settlement Interest to Purchaser.

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      2.4.  Preparation of Closing Date Balance Sheet.  (a) Within 30 days after Closing, Seller (in cooperation with Finance Company and Purchaser) shall prepare and provide to Purchaser and Purchaser's Accountants a draft Closing Date Balance Sheet and a draft Adjusted Closing Date Balance Sheet

                  (i) which has been prepared in accordance with the Accounting Principles and with generally accepted accounting principles, applied on a basis consistent with those used in the preparation of the balance sheet of Finance Company dated as of September 30, 1996 included in the Financial Statements (including the accounting methods and practices used by Finance Company in the preparation of such balance sheet); provided however that in the event of a conflict, the Accounting Principles shall have priority, followed by generally accepted accounting principles and lastly the accounting principles used in the September 30, 1996 balance sheet; and

                  (ii) which shall disregard any modification or adjustment which would (x) reflect Purchaser's existing or future plans to modify or adjust the business, the 338(h)(10) Elections to be made pursuant to
      Section 6.1 hereof, and operations or accounting practices of Finance Company after Closing or (y) relate to the recording of the acquisition by Purchaser;

            (b) Within 120 days after receipt of such draft balance sheets, Purchaser shall provide to Seller and Seller's Accountants a proposed audited Closing Date Balance Sheet and a proposed audited Adjusted Closing Date Balance Sheet which has been audited by Purchaser's Accountants in accordance with generally accepted auditing standards, sufficient to permit Purchaser's Accountants to render its opinion to the effect that the Closing Date Balance Sheet and the Adjusted Closing Date Balance Sheet fairly presents the financial position of Finance Company at the Closing Date in conformity with the Accounting Principles, and to the extent consistent with the Accounting Principles generally accepted accounting principles and, to the extent not inconsistent with any of the foregoing, the accounting principles used in the preparation of the September 30, 1996 balance sheet of Finance Company.

            (c) Seller (in consultation with Seller's Accountants) shall have the opportunity to review the proposed audited Closing Date Balance Sheet and proposed audited Adjusted Closing Date Balance Sheet (together with Purchaser's Accountants' working papers, including any portion thereof pertaining to any proposed adjustment) with Purchaser and Purchaser's Accountants during the 30 Business Days following their receipt thereof. Any dispute regarding the balance sheets or their preparation in accordance with the terms of this Agreement that the parties hereto cannot resolve within 45 days of the delivery of the proposed audited balance sheets shall be determined by a third major independent accounting firm selected by Purchaser's Accountants and Seller's Accountants (the "Selected Accounting Firm"). In the event of such a settlement proceeding, Purchaser shall be responsible for all fees of Purchaser's Accountants and all expenses incurred by such firm in connection with such proceeding, Seller shall be responsible for all fees of Seller's Accountants and all expenses incurred by such firm in connection with such proceeding, and Purchaser and Seller shall each be responsible for one-half of the fees and expenses of Selected Accounting Firm incurred in connection with such settlement proceedings.

            (d) Seller and Purchaser shall use their best efforts to cause Purchaser's Accountants and Seller's Accountants to cooperate with each other in connection with all of their activities undertaken in connection with this Agreement. Seller shall cause Seller's Accountants to make its work papers from the audit of the Finance Company's December 31, 1995 Financial Statements available to Purchaser's Accountants.



                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                                    OF SELLER

      Seller makes the following representations and warranties to Purchaser:

      3.1. Organization and Good Standing; Capitalization; Subsidiaries. (a) Each of Seller and Finance Company (i) is a duly organized corporation, validly existing and in active status under the laws of the State of Wisconsin, (ii) has the corporate power to own and lease its properties and to carry on its business as now being conducted, and (iii) is duly qualified or authorized to conduct business and is in good standing as a foreign corporation in all jurisdictions in which the conduct of its business or the ownership or lease of its properties requires such qualification or authorization, and with respect to Finance Company, such jurisdictions are set forth in Schedule 3.1(a). Schedule 3.1 (a) contains true and correct copies of the Certificates of Incorporation, including all amendments thereto through the date hereof, and the By-laws as in effect on the date hereof, of Finance Company.

            (b) The authorized capital stock of Finance Company consists of 40,000 shares of common stock, par value $1.00 per share, of which 2000 shares are issued and outstanding and there is no capital stock held in treasury. All of the issued and outstanding shares of capital stock of Finance Company have been duly authorized and are validly issued, fully paid, nonassessable (except insofar as personal liability may be imposed upon shareholders pursuant to Wisc. Stat. ss.180.0622 as judicially interpreted, for debts owing to employees on account of services performed but not exceeding six (6) months of service in any one case) and free of preemptive rights and held of record and owned beneficially by the Seller, free and clear of any Encumbrances. There are no outstanding or authorized options, convertible or exchangeable securities or instruments, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which Seller or Finance Company is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of Finance Company. There are no outstanding stock appreciation, phantom stock or similar rights with respect to Finance Company. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of Finance Company. Except as set forth in Schedule 3.1(b), Finance Company does not control, directly or indirectly, nor has any direct or indirect equity ownership or participation in, any corporation, partnership, trust or other business association or Person. Except as set forth in Schedule 3.1(b), Finance Company has not issued any securities which are or have been listed on a stock exchange or which have been registered under any securities laws.

            (c) The minute books of Finance Company are accurate and complete and reflect all material actions taken by the incorporators, stockholders and directors (including any committees of the Board of Directors) of such corporation since the date of its organization.

            (d) Except as set forth in Schedule 3.1(d), since September 30, 1996, Finance Company has not: (i) declared, set aside or paid any dividend or distribution with respect to its capital stock, (ii) directly or indirectly redeemed, purchased or otherwise acquired or committed to acquire any shares of its capital stock or (iii) effected a split, modification or reclassification of any of its capital stock or a recapitalization.

            (e) Schedule 3.1(e) sets forth all officers and directors of Finance Company and contains an accurate and complete list of all licenses and federal, state and local tax registrations of Finance Company.

            (f) Schedule 3.1(f) sets forth the names and addresses of all persons holding a power of attorney on behalf of Finance Company.

            (g) Schedule 3.1(g) sets forth all bank accounts, lock boxes and safe deposit boxes maintained by Finance Company, the account numbers thereof, the names and addresses of all banks or other financial institutions in which Finance Company has any such account, lockbox or safety deposit box, together with the names of all persons authorized to draw on such accounts or deposits or to have access thereto.

      3.2. Corporate Authority. Seller has all requisite corporate power and authority to execute and deliver, and to perform Seller's obligations under, this Agreement and the Related Documents to be executed and delivered by Seller. Each of this Agreement and the Related Documents to be entered into by Seller has been duly authorized by all necessary corporate and stockholder action. This Agreement has been duly executed and delivered by Seller and is, and each of the Related Documents to be entered into by Seller upon execution and delivery by Seller will be, the valid and binding obligation of Seller, enforceable against Seller in accordance with the terms hereof and thereof, except as enforcement thereof may be limited by (a) the Bankruptcy Exception, (b) rules or principles of equity affecting enforcement of obligations generally, whether at law, in equity or otherwise, or (c) the exercise of the discretionary powers of any court or other authority before which a proceeding may be brought seeking equitable remedies, including, without limitation, specific performance and injunctive relief.

      3.3. No Conflicts. Neither the execution and delivery by Seller of this Agreement or the Related Documents to be entered into by Seller, nor compliance by Seller with the terms and provisions hereof or thereof will conflict with or result in a breach of or a default under any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-laws of Seller or any of its Subsidiaries, (ii) any judgment, order, injunction, decree or ruling of any court or of any Governmental Entity to which Seller or any of its Subsidiaries is a named party or any law, statute, rule, or regulation to which Seller or any of its Subsidiaries is subject, or (iii) any agreement, contract or commitment to which Seller or any of its Subsidiaries is a party or to which Seller or any of its Subsidiaries or their respective properties is subject.



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

      3.4. Consents. Except for the filing of a notification pursuant to HSR, no notices, reports or other filings are required to be made by Seller with, nor are any consents, licenses, permits, Authorizations or approvals required to be obtained by Seller from, any Governmental Entity or any other Person in connection with the execution and delivery by Seller of this Agreement or the Related Documents to which it is a party or the consummation by Seller of the transactions contemplated hereby or thereby.

      3.5. No Violations of Law. (i) Finance Company is in compliance in all material respects with all laws enacted by and all regulations promulgated or issued by any Governmental Entity, including but not limited to securities laws and laws pertaining to usury, installment or conditional sales and sales financing, (ii) neither the billing and collection nor enforcement of any Financing Contract or Credit Enhancement in accordance with the terms thereof will result in the violation of any laws enacted by or regulations promulgated or issued by any Governmental Entity, (iii) Finance Company has had at all times all Authorizations required to conduct its business and has conducted its business and has owned and operated its properties at all times in compliance with all laws enacted by or regulations promulgated or issued by any Governmental Entity and all such Authorizations and (iv) Finance Company has not received any written notice of violation of any law or regulation applicable to it from any Governmental Entity. Finance Company is not subject to any judgment, writ, decree, injunction or order of any federal, foreign, state or local court or Governmental Entity relating to the acquisition, collection or administration of any Financing Contracts or the disposition of any Portfolio Property or, in either case, any transactions or activities incidental thereto.

      3.6. Financial Statements; Reports. (a) True and complete copies of the Financial Statements are set forth on Schedule 3.6(a). The Financial Statements were prepared from the books and records of Finance Company, and the balance sheets of Finance Company included in the Financial Statements fairly present the financial position of Finance Company as of the dates thereof and the statements of earnings and retained earnings and of cash flows of Finance Company included in the Financial Statements fairly present the results of operations, changes in stockholder's equity and changes in financial position, as the case may be, of Finance Company for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material in amount or effect), in each case in accordance with generally accepted accounting principles.

            (b) Except as set forth in Section 3.6(b) Finance Company has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) which are not reflected on the balance sheet dated as of September 30, 1996 included in the Financial Statements other than such indebtedness, obligations or liabilities as were incurred in the ordinary and usual course of business consistent with past practices since September 30, 1996 and which either will be repaid or discharged prior to the Closing or reflected on the Closing Date Balance Sheet.

            (c) Schedule 3.6(c) contains (i) a Statement of Cash Flows in the aggregate (by month) as of September 30, 1996, with respect to all Financing Contracts and (ii) a Statement of Cash Flows in the aggregate (by month) as of November 30, 1996, with respect to all Financing Contracts. Such Statements of Cash Flows shall contain a reconciliation of the aggregate Gross Receivable amount reflected on such Statement of Cash Flows to the amount



                                       5
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reflected on the balance sheet of Finance Company as of such dates included in the Financial Statements. Such Statements of Cash Flows are true and correct as of such dates and in accordance with the books and records of Finance Company.

            (d) Schedule 3.6(d) contains the following information as of November 30, 1996 with respect each Financing Contract in existence on such date: (i) a Statement of Cash Flows, (ii) a general description of the Portfolio Property which is subject thereof or governed thereby, (iii) the remaining term thereof, (iv) the maturity date and frequency and aggregate amount of remaining scheduled payments of rent or of principal and interest thereunder (net of any property, sales, use or similar Taxes thereon), (v) the name and address of the Obligor thereunder and Finance Company's internal account number therefore, (vi) the Residual, if any, of the applicable Portfolio Property, (vii) the terms of any purchase options in favor of the Obligor or any other Person, (viii) the amount of any security deposit and advance rents or other advance payments or other prepaid amounts thereunder, (ix) the classification thereof as a lease or as a loan for income tax purposes on the books of Finance Company, (x) the original tax basis, and tax depreciation method elected by Finance Company in the case of any Financing Contract under which Finance Company is treated as the owner of the Portfolio Property subject to or governed by such Financing Contract for federal income tax purposes and (xi) with respect to any Financing Contract which is reflected on the books and records of Finance Company as (A) an operating lease (for financial accounting purposes), Finance Company's original equipment cost (as used by Finance Company) and the accumulated depreciation therefore, or (B) a finance lease (for financial accounting purposes), the Net Receivable thereof. The information set forth on Schedule 3.6(d) is true and correct and in accordance with the books and records of Finance Company.

            (e) Seller has furnished to Purchaser an accurate and complete copy of each registration statement, report and proxy statement filed by Finance Company with the SEC since December 31, 1993 (the "Finance Company SEC Documents"). Since December 31, 1993, Finance Company has filed all required forms, reports and documents required to be filed by it pursuant to the Securities Act and the Exchange Act and the rules and regulations thereunder. The Finance Company SEC Documents, including without limitation any financial statements or schedules included therein, when filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations thereunder. Other than as disclosed in filings by Finance Company with the SEC, the financial statements of Finance Company (including the related notes thereto) included in the Finance Company SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in such financial statements or in the notes thereto or, in the case of the unaudited financial statements, as permitted by the requirements of Form 10-Q) and fairly present in accordance with such generally accepted accounting principles (subject, in the case of the unaudited statements, to normal recurring audit adjustments) the consolidated financial position of Finance Company and its consolidated subsidiaries as at the dates



                                       6
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thereof and the consolidated results of their operations and cash flows for the periods then ended.

      3.7. Absence of Certain Changes. (a) Since September 30, 1996, there has not been any material adverse change in the assets, business, Properties, operations, prospects or financial condition of Finance Company or any development or combination of developments of which Seller has knowledge that is reasonably likely to result in any such change.

            (b) Except as set forth in Schedule 3.7(b), since September 30, 1996, Finance Company has not (i) made or committed to make any capital expenditures (excluding the purchase of Portfolio Property), (ii) waived or committed to waive any rights which could have a Material Adverse Effect, (iii) suffered any extraordinary loss or extraordinary losses (as defined in Opinion No. 30 of the Accounting Principles Board of the American Institute of Certified Public Accountants and any amendments or interpretations thereof), (iv) suffered any damage, destruction or casualty loss, whether or not covered by insurance, in excess of $5,000 in the case of any individual loss, or $25,000 with respect to the aggregate of all such losses or (v) commenced any lawsuit, action or proceeding except in the ordinary course of its business.

            (c) Except as set forth in Schedule 3.7(c), since September 30, 1996, Finance Company and Seller have not (and in the case of (i) and (ii) B.C. Ziegler also has not), (i) made or agreed to make any increase in the compensation payable or to become payable to any Finance Company Employee, except for regularly scheduled increases in compensation payable or increases otherwise occurring in the ordinary and usual course of business consistent with past practices, (ii) made or agreed to make any increase in any Parent Benefit Plan, (iii) failed promptly to pay and discharge current liabilities, except in the case of such liabilities which are disputed in good faith and for which adequate reserves are maintained in accordance with generally accepted accounting principles, or (iv) permitted any Encumbrance on any of the Property of Finance Company other than Permitted Encumbrances.

      3.8. Employee Benefit Plans, etc. (a) Schedule 3.8(a) contains an true, complete and correct list of all Parent Benefit Plans. Except as set forth on
Schedule 3.8(a), none of Seller, B.C. Ziegler, Finance Company or any Subsidiary or ERISA Affiliate of either is or ever has been obligated to make contributions (whether direct or indirect, contingent or otherwise) to a Parent Title IV Plan or a Multiemployer Plan. Except as set forth on Schedule 3.8(a), none of the Parent Benefit Plans are sponsored, or have ever been sponsored, or maintained, or have ever been maintained, by Finance Company or any of its Subsidiaries. There is no amount or payment arising from or in connection with any Parent Benefit Plan with respect to which Purchaser is or will be liable to any Person, including but not limited to any Governmental Entity, any present or future employee of Seller, B.C. Ziegler, Finance Company or any of their respective Subsidiaries or ERISA Affiliates.

            (b) Except as set forth on Schedule 3.8(b), (i) each Employee Pension Benefit Plan listed on Schedule 3.8(a) has been determined by the Internal Revenue Service to be qualified under Section 401 of the Code and each trust maintained pursuant thereto is exempt from federal income taxation under
Section 501 of the Code, and to Seller's, B.C. Ziegler's and Finance Company's knowledge, nothing has occurred with respect to the operation of such Employee Pension Benefit Plans which could cause the loss of such qualification or exemption




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or the imposition of any material liability, penalty or tax under ERISA or the
Code; (ii) true, correct and complete copies of the following documents, with respect to each Parent Benefit Plan have been made available or delivered to Purchaser by Seller: (A) any plans, and amendments thereto, (B) the most recent forms 5500 and any financial statements attached thereto, (C) the last Internal Revenue Service determination letter, (D) summary plan descriptions, and (E) written descriptions of all non-written agreements relating to Parent Benefit Plans, (iii) all Parent Benefit Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of the Code and ERISA (including rules and regulations thereunder) and other applicable law,
(iv) none of the Parent Benefit Plans provide for post retirement health or life insurance coverage for any participant or any beneficiary of a participant, except as required under COBRA; (v) Seller and each of its respective ERISA Affiliates which has maintained a "group health plan" (with the meaning of Section 5000(b)(1) of the Code) has substantially and in good faith complied with the notice and continuation requirements of COBRA and the regulations thereunder; (vi) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment (including but not limited to severance, unemployment compensation, golden parachute or other payments) becoming due to any Finance Company Employee under any Parent Benefit Plan or otherwise, (B) increase any benefits otherwise payable under any Parent Benefit Plan, or (C) result in the acceleration of the time of payment or vesting of any such benefits; (vii) the Finance Company is not liable for any obligations to any Finance Company Employee who retired or terminated employment on or prior to the Closing other than in the ordinary course and pursuant to any Parent Benefit Plan; and (x) neither Seller, B.C. Ziegler nor the Finance Company maintains, sponsors or contributes to any Parent Benefit Plan or any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA) with respect to any current or former independent contractors employed in connection with the Finance Company.

            (c) Except as set forth on Schedule 3.8(c), (i) none of the Finance Company Employees is represented in his or her capacity as an employee of Seller, B.C. Ziegler or the Finance Company by any labor organization; (ii) none of Seller, B.C. Ziegler or the Finance Company has recognized any labor organization nor has any labor organization been elected as the collective bargaining agent of any Finance Company Employees, nor has Seller, B.C. Ziegler or the Finance Company entered into any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any Finance Company Employees; (iii) there is no union organization activity involving any of the Finance Company Employees, pending or threatened, nor has there ever been union representation involving any of the Finance Company Employees; (iv) there is no picketing, pending or threatened, and there are no strikes, slowdowns, work stoppages, other job actions, lockouts, arbitrations, grievances or other labor disputes involving any of the Finance Company Employees, pending or threatened; (v) there are no complaints, charges or claims against Seller, B.C. Ziegler or the Finance Company pending or, to any of their knowledge, threatened which could be brought or filed, with any public or governmental authority, arbitrator or court based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by Seller, B.C. Ziegler or the Finance Company, of any individual; (vi) B.C. Ziegler and the Finance Company are in compliance with all applicable laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, WARN, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any

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similar tax except for immaterial non-compliance; and (vii) there has been no
"mass layoff" or "plant closing" as defined by WARN with respect to the B.C. Ziegler and the Finance Company within the six (6) months prior to Closing.

      3.9. Tax Matters. (a) (i) all Tax Returns required to be filed by or on behalf of Finance Company or any Affiliated Group of which Finance Company is or was a member have been or will be filed on a timely basis with the appropriate Governmental Entities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, correct and complete in all material respects; (ii) all amounts shown on such Tax Returns (including interest and penalties) as due from Finance Company either directly, as part of the consolidated tax return of another taxpayer, or otherwise, have been fully and timely paid or will be adequately provided for on the Closing Date Balance Sheet; (iii) except as set forth on Schedule 3.9(c), no waivers of statutes of limitation have been given or requested with respect to Finance Company in connection with any Tax Returns covering Finance Company with respect to any Taxes payable by it; and (iv) each of Seller, B.C. Ziegler and Finance Company has duly and timely withheld from employee salaries, wages and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

            (b) Except as set forth in Schedule 3.9(b), all deficiencies asserted or assessments made as a result of any examinations by the Internal Revenue Service or any other taxing authority of the federal, foreign, state and local Tax Returns of or covering Finance Company have been fully paid, and there are no other unpaid deficiencies asserted or assessments made by any taxing authority against Finance Company, and there are no audits or investigations by any taxing authority in progress nor has Seller or Finance Company received any written notice from any taxing authority that it intends to conduct an audit or investigation.

            (c) Except as set forth on Schedule 3.9(c) neither Seller nor Finance Company, nor any other Person on behalf of Finance Company: (i) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Finance Company;
(ii) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (iii) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code (and has filed a Form 3115) or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by Finance Company or has any knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of Finance Company.

            (d) Neither Seller nor Finance Company is a foreign person within the meaning of Section 1445 of the Code.

            (e) Schedule 3.9(e) lists all material types of Taxes paid and Material Tax Returns filed by or on behalf of Finance Company, and for each such types of Taxes the respective dates for which Finance Company has been examined by the relevant taxing authority and the status thereof, or which statute of limitations with respect thereto have expired and indicates those Taxes with respect to which Finance Company is or has been a member of an Affiliated Group. No claim has been made by a taxing authority in a jurisdiction where Finance Company does not file Tax Returns that Finance Company is or may be subject to taxation by that jurisdiction.

            (f) Finance Company is not a party to any tax sharing or similar agreement pursuant to which it will have any obligation to make any payments after the Closing.

            (g) (i) the classification set forth in Schedule 3.6(d) with respect to each of the Financing Contracts is consistent with the manner in which such Financing Contract has been classified on Finance Company's federal income tax returns (as a loan or as a lease for federal income tax purposes), (ii) such classification (as a loan or as a lease for federal income tax purposes) has not been challenged by the Internal Revenue Service or any state or local taxing authority in a notice of proposed adjustments or notice of deficiency or otherwise, and (iii) Finance Company has not reported its status under any Financing Contract as that of a partner or member of any other association for federal income tax purposes.

            (h)   Intentionally Omitted.

            (i) None of the Owned Portfolio Property (A) is subject to Section 168(g)(1)(A) of the Code, (B) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code, (C) constitutes "limited use property" (as that term is used in Rev. Proc. 76-30) or (D) is tax-exempt bond financed property within the meaning of Section 168(g) of the Code.

            (j) Finance Company has paid, or caused to be paid, any and all license fees, stamp taxes, excise, sales, use, value added, goods and services, transfer or property taxes or similar fees or taxes due and owing by Finance Company with respect to all Financing Contracts and Portfolio Property relating thereto to the state or other jurisdiction (or any political subdivision thereof) where the Financing Contracts originated or where the respective lessees or obligors or Portfolio Property with respect thereto are located, arising out of, pursuant to or in connection with the Financing Contracts.

            (k) The performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent event) result in any payment that would constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

            (l) In respect of any Financing Contract in which Finance Company has a participation interest, Finance Company can validly amortize and depreciate for income tax purposes its share of interest in the Portfolio Property subject to or governed by each such Financing Contract.

      3.10. Real Property. Finance Company has no fee interest in any real estate. Schedule 3.10 contains an accurate and complete list of all of Finance Company's leasehold interests in real estate. As of the Closing Date, Finance Company will have no fee interests in real estate and will have no leasehold interests in real estate other than as set forth in Schedule 3.10. Finance Company currently uses the space and facilities described on Schedule 3.10 solely in respect of its equipment financing business and pursuant to either Occupancy Leases or charge-back agreements with Seller, the terms of which are set forth on Schedule 3.10 and Finance Company does not occupy or use any other space or facility. Each Occupancy Lease set forth in Schedule 3.10 is in full force and effect and Finance Company is not in breach of or in default under any such Occupancy Lease and no event has occurred which, with notice or lapse of time would constitute a default by Finance Company thereunder. To the knowledge Seller, no other party is in default under any of such Occupancy Leases.

      3.11. Personal Property. (a) Finance Company owns or leases all tangible personal Property used by it to conduct its business as presently conducted. Finance Company has either good and valid title to or a good and valid leasehold interest in all tangible personal Property used by it, free and clear of all Encumbrances of any nature whatsoever other than Permitted Encumbrances. All such tangible personal Property is in sufficient operating condition to continue the operations of Finance Company in the ordinary and usual course of its business consistent with past practices. Except as set forth on Schedule 3.11(a), Finance Company is not a lessee under any lease of tangible personal Property involving aggregate payments in excess of $5,000 other than those which may be canceled without penalty in 30 days. Except as set forth on Schedule 3.11(a), upon consummation of the transactions contemplated by this Agreement, Finance Company will be entitled to continue to use all tangible personal Property which is currently used by it in the conduct of its business as presently conducted. All leases of tangible personal Property of which Finance Company is the lessee or obligor are in full force and effect according to their terms and there are no outstanding defaults by Finance Company thereunder (nor to the knowledge of Seller are any of the other parties thereto in default).

            (b) Schedule 3.11(b) contains a list of the mainframe, telecommunication and mini-computer computer programs and software necessary to perform, as presently performed, the specific applications which are material to the operation of Finance Company as presently conducted. Each of such programs and software (i) is either owned by Finance Company or licensed by Finance Company pursuant to a written licensing agreement the terms of which are set forth on Schedule 3.11(b) and (ii) will remain available following the Closing to Finance Company for the uses in which it is currently employed by Finance Company without the necessity of obtaining a consent or paying a fee.

      3.12. Material Contracts. (a) Neither Finance Company nor, to Seller's knowledge, any counterparty is in breach of or in default under any Material Contract and no event has occurred which, with notice and/or lapse of time, would constitute a default by Finance Company, or any counterparty under any Material Contract. To the knowledge of Seller, Finance Company has not received any notice from or given any notice to any other party indicating that Finance Company, or such other party, as the case may be, is presently in default under or in breach or violation of any Material Contract in any material respect. Finance Company has not entered into any Material Contract other than in the ordinary and usual course of business consistent with past practices.

            (b) Except as set forth on Schedule 3.12(b), Finance Company is not party to, bound by nor subject to any Material Contract, nor to any other agreement, contract or commitment of the following kinds: (i) any employment agreement, contract or commitment, including any agreement containing severance pay or stay bonus obligations, (ii) any consulting or similar agreement, contract or commitment, (iii) any indebtedness or commitment to incur indebtedness of Finance Company of whatever nature, or any mortgage, pledge, credit or other financing commitment or agreement for borrowing funds by Finance Company whether from an Affiliate or from another Person, (iv) any agreement, contract or commitment to which Finance Company is a party relating to the disposition or acquisition of the stock or assets of, or any interest in, any business enterprise or any interest in real Property whether or not used for any business or commercial purpose, (v) any agreement, contract or commitment between Finance Company and any of its Affiliates except in the ordinary course of Finance Company's business and consistent with past practices, (vi) (A) any agreement, contract or commitment relating to capital expenditures by Finance Company, or (B) lease, installment purchase or similar arrangement for personal Property calling for payments in excess of $5,000 (other than Financing Contracts), (vii) any guarantee, repurchase agreement, recourse agreement or indemnification by Finance Company running to any Person, (viii) any agreement, contract or commitment providing for the collection, servicing or administration of leases, loans, conditional sales agreements or financial instruments of a similar type, by Finance Company on behalf of any other Person, (ix) any agreement, contract or commitment by any Person to purchase Financing Contracts, or any interests or participation therein, or any agreement, contract or commitment by Finance Company to sell Financing Contracts, or any interests or participation therein by assignment, nonrecourse loan or otherwise, (x) any agreement, contract or commitment containing any covenant or provision limiting or purporting to limit the freedom of Finance Company to engage in any line of business or compete with any Person in any geographic area, (xi) any agreement, contract or commitment which would, if performed in accordance with its terms, have a Material Adverse Effect, (xii) any agreement, contract or commitment limiting the right of Finance Company to pay dividends or distributions to its shareholders, (xiii) any Swap Agreement, (xiv) any contract or commitment in which Finance Company participates as a general partner or joint venturer, (xv) any other agreement, contract or commitment which involves payments by Finance Company of $5,000 or more and is not cancelable without penalty within 30 days;
(xvi) any commitment to do any of the foregoing. Each agreement, contract or commitment set forth on Schedule 3.12(b) is valid, binding and enforceable against the parties thereto in accordance with its terms, except to the extent the foregoing may be limited by the Bankruptcy Exception, by rules or principles of equity affecting enforcement of obligations generally, whether at law, in equity, or otherwise, or by the exercise of the discretionary powers of any court or other authority before which a proceeding may be brought seeking equitable remedies, including, without limitation, specific performance and injunctive relief, and, except as otherwise noted on such Schedule, each is in full force and effect without any default thereunder by Finance Company or, to the knowledge of Seller, by any counterparty thereto.

            (c) Except as specifically contemplated by this Agreement, upon the consummation of the transactions contemplated hereby and subject to the terms and conditions hereof, Finance Company will continue to be entitled to all of the benefits under the agreements, contracts and commitments referred to on
Schedule 3.12(b) (other than any which are Excluded Assets).

            (d) Schedule 3.12(d) lists all nonrecourse notes and other nonrecourse debt instruments or agreements issued by Finance Company as of the date hereof (including any such notes, instruments and agreements issued in connection with any leveraged lease financing transactions), the security related thereto (including Financing Contract listing account number and the name of the Obligor), and the holder of such notes or debt. Finance Company is not in default under any of its obligations under any of such agreements and has not breached nor is aware of any circumstances that would give rise to or otherwise result in a breach of any representation or warranty made by Finance Company therein.

      3.13. Litigation and Liabilities. Except as set forth on Schedule 3.13, there are no (i) civil, criminal, administrative or arbitration actions, suits, claims, hearings, investigations or proceedings pending (including but limited to any counterclaims) or, to the knowledge of Seller, threatened against Finance Company or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise, including but not limited to environmental and occupational safety and health matters, or any other fact or circumstance to Seller's knowledge that forms the basis for any valid claim against or obligation or liability of Finance Company. Except as set forth on Schedule 3.13, Finance Company has not been the subject of any proceeding nor to Seller's knowledge has there been any investigations by or before any Governmental Entity, in either case relating to the business practices of Finance Company from January 1, 1992 through the Closing Date, nor to Seller's knowledge does any basis for any such investigation exist.

      3.14. Insurance. Set forth on Schedule 3.14 is a list of all liability, property, workers compensation, directors' and officers' liability and other policies of insurance that insure the assets, business, Properties, operations, prospects or affairs of Finance Company or affect or relate to the ownership, use or operations of any of the Properties or assets of Finance Company as of the date hereof (other than those polices required by the Financing Contracts to be obtained by an Obligor), all of which are in full force and effect. Schedule
3.14 sets forth, in respect of each such policy and in case of termination thereof, whether coverage is restricted on a claims made basis or extends to a claims incurred or occurrences basis. Finance Company has not been denied insurance coverage for which it has requested or which has been requested on its behalf.

      3.15. Brokers' or Finders' Fees, etc. No Person acting on behalf of Seller or its Affiliates or under the authority of any of them is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from Purchaser in connection with any of the transactions contemplated hereby.

      3.16. Conduct of Business. (a) Since September 30, 1996, each of Seller and Finance Company has used all reasonable efforts to preserve substantially intact the business organization of such Person and to preserve the present relationships of Finance Company with (i) each Finance Company Employee and (ii) each Person having any business relationships with Finance Company which is advantageous to the business of Finance Company, or the discontinuance of which could have a Material Adverse Effect. Since September 30, 1996, Seller and its Affiliates (other than Finance Company) have conducted their respective business relationships with Finance Company only in the ordinary and usual course.

            (b) Except as set forth in Schedule 3.16(b), since September 30, 1996, (i) Finance Company has conducted its business only in the ordinary course consistent with past practices and has not deviated from or changed in any respect its credit policies or collateral eligibility standards; (ii) to the extent that Finance Company has approved credit applications with respect to (A) financing or lease transactions constituting Backlog, which, as of the Closing, have not become Financing Contracts, or (B) Financing Contracts entered into after September 30, 1996 but prior to the Closing, Finance Company has complied with standards of evaluating, originating, underwriting and funding new business which are in all respects consistent with its past practices; and (iii) Finance Company has not directly or indirectly in any way extended or otherwise restructured the payment schedule, payment terms or any other term or condition of any Financing Contract, or made any advance, extension, novation, modification or other accommodation to any Obligor except in the ordinary course of business and consistent with past practices.

      3.17. Financing Contracts. (a) Each Financing Contract and Credit Enhancement is or as of the Closing Date will be owned by Financing Company, free and clear of Encumbrances other than Permitted Encumbrances and constitutes and arose out of a bona fide business transaction entered into in the ordinary course of business of Finance Company consistent with past practices.

            (b) Each Financing Contract and Credit Enhancement is, or as of the Closing Date will be, in full force and effect, and is or on the Closing Date will be valid, binding and enforceable by Finance Company against the Obligor thereunder in accordance with its written terms, except as may be limited by (i) the Bankruptcy Exception, (ii) rules or principles of equity affecting the enforcement of obligations generally, whether at law, in equity or otherwise,
(iii) the exercise of discretionary powers of any court or other authority before which a proceeding may be brought seeking equitable remedies, including, without limitation, specific performance and injunctive relief, (iv) and with respect to Credit Enhancements, Seller does not make any representation as to the enforceability of any guaranty or of any provision purporting to subordinate payments due to owners, practitioners or employees of Obligors . No Financing Contract or Credit Enhancement is subject to any valid defense, offset, claim, right of rescission or counterclaim by the Obligor thereunder or any Person claiming under any such right.

            (c) Each Financing Contract and Credit Enhancement is without any default thereunder by Finance Company or, to the knowledge of Seller, by any Obligor or other party thereto (other than with respect to any payment defaults).

            (d) Except as set forth in Schedule 3.17(d), no Obligor under any Financing Contract has acquired any Portfolio Property, any interest in any Portfolio Property or the use of any Portfolio Property pursuant to such Finance Contract for personal, family or household use or for agricultural purposes.

            (e) No Obligor under any Financing Contract is required under any applicable law to withhold from payments on any such Financing Contract any interest or other withholdings for the payment of Taxes to any domestic or foreign Governmental Entity.

            (f) Finance Company has in its possession a fully executed original of any lease (or, in the case of a master lease with multiple equipment schedules, a true and complete copy of such master lease and a fully executed original of any lease schedule in which Finance

Company has an interest) or note and an executed original or a true and correct copy of all other Documents relating to each Financing Contract and each Credit Enhancement required by the credit or investment approval of each such Financing Contract.

            (g) Finance Company has in its possession documentation sufficient to establish the original cost or value (as used by Finance Company ) of all Portfolio Property for purposes of determining personal property tax liability.

            (h) Except as set forth in Schedule 3.17(h), no Financing Contract is subject to:

                  (i) Any agreement with respect to the remarketing, residual sharing or disposition of any Portfolio Property (other than end of term purchase options or rights granted to lessees under Financing Contracts);

                  (ii) Any servicing or similar agreements by any Person on behalf of Finance Company and except as noted on such Schedule, the Financing Contracts are collected serviced and administered by Finance Company on its own behalf and all payments made pursuant to the Financing Contracts are made directly to Finance Company;

                  (iii) Debt subordination agreements, participation agreements, intercreditor agreements, owner trust agreements, purchase agreements and collateral sharing agreements, the terms of which restrict, subordinate, impair or otherwise adversely affect Finance Company's:

                  (w) ownership of or interest in any Portfolio Property associated with a Financing Contract;

                  (x) rights to receive, enforce or retain payments (including amounts payable with respect to any Portfolio Property or any amounts with respect to any Residual of any Portfolio Property);

                  (y) rights to realize or foreclose upon or exercise any remedies under a Financing Contract; or

                  (z) the perfection or priority of any lien securing a Financing Contract.

            (i) Schedule 3.17(i) sets forth a list of each Credit Enhancement which is a letter of credit, certificate of deposit, bond, debenture or stock certificate, along with (i) the account number and Obligor name for the Financing Contract to which it relates, (ii) the issuer thereof, (iii) the maximum amount drawable thereunder, principal amount thereof or number of shares represented thereby, and (iv) the expiration or maturity date thereof, if applicable; and

            (j) None of the Financing Contracts are Tax Exempt Public Sector Financing Contracts.

      3.18. Portfolio Property. (a) (i) Finance Company has, with respect to each item of Portfolio Property, either (A) good and valid title to all

Portfolio Property, free and clear of all Encumbrances, other than Permitted Encumbrances or (B) a valid, perfected first priority security interest to the extent perfection and priority can be established by filing or by noting such interest on a document of title; (ii) each item of Portfolio Property and the amount of the Residual with respect thereto is described accurately in the files of Finance Company which relate to such item of Portfolio Property; (iii) none of the Portfolio Property is a vessel, railcar or an aircraft; and (iv) no Person has an option to purchase any item of Portfolio Property for a fixed amount less than the greater of (A) the Residual thereof as reflected on the books and records of Finance Company or (B) the amount set forth in the Financing Contract covering such Portfolio Property.

            (b) (i) At the time of origination of the applicable Financing Contract, all Portfolio Property complied in all material respects with all laws, statutes, ordinances, rules and regulations applicable to such Portfolio Property, except that Seller makes no representation as to whether the use of Portfolio Property by the Obligor complies with laws, statutes, ordinances, rules and regulations; and (ii) each Financing Contract requires the Obligor thereunder (and not Finance Company or any other Person) to provide insurance against loss or damage with respect to the Portfolio Property subject to or governed by such Financing Contract.

      3.19. Environmental Matters. Schedule 3.19 contains an accurate and complete description of (i) all investigations, actions, proceedings and claims of whatsoever nature, whether pending or to Seller's knowledge threatened, arising under any Environmental Law and (ii) of all Releases and any existence of Hazardous Materials of which Seller or Finance Company has knowledge, involving any of Finance Company's Financing Contracts or any related Portfolio Property or any other assets of Finance Company. Except as set forth on Schedule 3.19, to the knowledge of Seller, all of the Portfolio Property is in compliance with all applicable Environmental Laws.

      3.20. Bulk Sales Law. Seller is not required to comply with any applicable "bulk sales" law or regulation relating to transfers governed by Article 6 of the Uniform Commercial Code or any other applicable laws or regulations relating to bulk transfers (other than Tax laws) in connection with the consummation of the transactions contemplated hereby.

      3.21. Delinquency. As of the Closing Date, the Delinquency Percentage as to which Obligors were (A) more than 30 days delinquent in the payment of scheduled payments thereunder, and (B) more than 90 days delinquent in the payment of any scheduled payment thereunder, shall not exceed 7.5% or 3.0%, respectively. At Closing, Seller shall deliver Schedule 3.21 which shall contain
(a) a list of all Financing Contracts whose lessees or borrowers have filed or have had filed against them, a petition or other proceeding under any Bankruptcy Law since September 30, 1996 and (b) a list of all Financing Contracts for which any periodic payment is more than 30 days past due as of the Closing Date.


                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser makes the following representations and warranties to Seller:

      4.1. Organization and Good Standing: Capitalization. Purchaser (i) is a duly organized corporation, validly existing and in good standing under the laws of the State of New York and (ii) has the corporate power to own and lease its properties and to carry on its business as now being conducted.

      4.2. Corporate Authority. Purchaser has all requisite corporate power and authority to execute and deliver, and to perform Purchaser's obligations under, this Agreement and the Related Documents to be executed and delivered by Purchaser. Each of this Agreement and the Related Documents to be entered into by Purchaser has been duly authorized by all necessary corporate and stockholder action. This Agreement has been duly executed and delivered by Purchaser and is, and each of the Related Documents to be entered into by Purchaser upon execution and delivery by Purchaser will be, the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with the terms hereof and thereof, except as enforcement thereof may be limited by (a) the Bankruptcy Exception, (b) by rules or principles of equity affecting enforcement of obligations generally, whether a law, in equity or otherwise, or (c) by the exercise of discretionary powers of any court or other authority before which a proceeding may be brought seeking equitable remedies, including, without limitation, specific performance and injunctive relief.

      4.3. No Conflicts. (a) Neither the execution and delivery by Purchaser of this Agreement or any of the Related Documents to be entered into by Purchaser, nor compliance by Purchaser with the terms and provisions hereof or thereof will conflict with or result in a breach of or a default under any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-laws of Purchaser, or (ii) any judgment, order, injunction, decree or ruling of any court or of any Governmental Entity or any law, statute, rule or regulation to which Purchaser is subject, or (iii) any agreement, contract or commitment to which Purchaser is a party or to which Purchaser or any of its properties is subject.

      4.4. Consents. Except for the filing of a notification pursuant to HSR, no notices, reports or other filings are required to be made by Purchaser with, nor are any consents, licenses, permits, Authorizations or approvals required to be obtained by Purchaser from, any Governmental Entity or any other Person in connection with the execution and delivery by Purchaser of this Agreement or the Related Documents to which it is a party, or the consummation by Purchaser of the transactions contemplated hereby.

      4.5. Brokers' or Finders' Fees, etc. No Person acting on behalf of Purchaser or any of its Affiliates or under the authority of any of them is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from Seller in connection with any of the transactions contemplated hereby.


                                    ARTICLE 5
                  CONDUCT AND TRANSACTIONS PRIOR TO CLOSING

      Seller agrees and covenants with Purchaser as follows:

      5.1. Hart Scott Rodino Filings. As soon as practicable following the date hereof (to the extent not already made), each of the Seller and Purchaser shall make or cause to be made all filings required to be made by it or on its behalf under HSR relating to the transactions contemplated hereby and shall use its best efforts to cause the waiting period thereunder to expire as quickly as possible. However, neither Purchaser nor any of its Affiliates (including after the Closing Finance Company ) shall have any obligation to dispose of, hold separate or otherwise restrict its enjoyment of any of its assets or properties.

      5.2. Access. Between the date of this Agreement and the Closing, Seller shall give or cause to be given to Purchaser and its representatives and agents reasonable access to all the premises, employees and books and records (wherever located) of Finance Company , including but not limited to all accounting books and records, all financial records and statements, all Tax Returns and tax records, all records pertaining to any Financing Contract or Portfolio Property and personnel and employment related matters; provided, however, that such access shall be limited to normal business hours and in such manner as not to interfere unreasonably with the business of Seller.

      5.3. Operation of Business. (a) Except as otherwise contemplated by this Agreement, Seller shall (i) cause Finance Company to conduct its business in the ordinary and usual course consistent with past practices except as otherwise expressly required by this Agreement, (ii) use all efforts reasonable under the circumstances to preserve substantially intact the business of Finance Company and shall use all efforts reasonable under the circumstances to preserve its present business relationships, including but not limited to those with the Obligors under Financing Contracts, where the discontinuance of such relationships would have an Material Adverse Effect on Finance Company and (iii) shall cause Finance Company to maintain its books, accounts and records in the usual, regular and ordinary manner and to cause such books, accounts and records to be true and complete in all material respects.

            (b) Except as otherwise contemplated by this Agreement, Seller shall, and shall cause its Affiliates (other than Finance Company) to, conduct their respective business relationships with Finance Company only in the ordinary and usual course of business consistent with past practices; provided, however, that except as otherwise contemplated by this Agreement, without the prior written consent of Purchaser, in no event shall Seller or any of its Affiliates (other than Finance Company) deal with, or enter into any contracts, commitments or arrangements with Finance Company on terms and conditions less favorable to Finance Company than the terms and provisions which could be obtained by Finance Company with respect to similar dealings, contracts, commitments or arrangements with unaffiliated third parties.

            (c) Except as otherwise expressly required by this Agreement or as set forth on Schedule 5.3.(c), Seller shall not permit Finance Company, without prior written consent of Purchaser, to: (i) issue or commit to issue any shares of its capital stock; or (ii) grant or commit to grant any options, warrants or rights to subscribe for or purchase or otherwise acquire any shares of its capital stock or issue or commit to issue any securities convertible into or exchangeable for shares of its capital stock; or (iii) declare, set aside or pay any dividend or distribution with respect to its capital stock; or (iv) directly or indirectly redeem, purchase or otherwise acquire or commit to acquire any shares of its capital stock; or (v) effect a split, modification or reclassification of its capital stock or a recapitalization; or
(vi) change its Certificate or Articles of Incorporation or By-laws; or (vii) borrow or agree to borrow any funds other than in the ordinary and usual course of its business and only from Seller through existing credit relationships; or
(viii) make or commit to make any capital expenditures except those listed on
Schedule 3.12; or (ix) except as provided in Section 5.7, directly or indirectly terminate or reduce or commit to terminate or reduce (except by repayment as required by the terms of a previously issued debt instrument) any line of credit in favor of Finance Company or the availability of any funds to Finance Company under any other loan or financing arrangement; or (x) enter into or materially modify any agreement, contract or commitment which, if entered into, created or established prior to the date of this Agreement, would be required to be listed (or, in the case of such modifications and amendments, pertains to an agreement, contract, commitment, program, plan or arrangement which is presently listed) in
Schedule 3.12 (b) or Schedule 3.12(c) to this Agreement; or (xi) establish, create or participate in any Employee Benefit Plan or any Employee Pension Benefit Plan (or amend or modify any existing Employee Benefit Plan or Employee Pension Benefit Plan, except for immaterial amendments or modifications to any Employee Benefit Plan or Employee Pension Benefit Plan which covers employees of Seller or its Subsidiaries other than Finance Company Employees) which, if entered into, created or established prior to the date of this Agreement, would be required to be listed (or, in the case of modifications and amendments, pertains to an Employee Benefit Plan or Employee Pension Plan which is presently listed) on a Schedule to this Agreement; or (xii) assume, guarantee, endorse or otherwise become responsible for the obligations of, or make any advances to, any other Person; or (xiii) mortgage, pledge or otherwise encumber any of its Properties or assets; or (xiv) sell, lease (other than leases or conditional sales of Portfolio Property pursuant to Financing Contracts entered into in the ordinary and usual course of its business consistent with past practice), transfer or otherwise dispose of any of its properties or assets, or (xv) take any action that would breach in a material respect any of Seller's representations, warranties and covenants contained in this Agreement if such representation, warranty or covenant were made at the time of the action; or
(xvi) enter into an agreement, contract or commitment (other than this Agreement) to do any of the things prohibited by the foregoing clauses (i) through (xv).

            (d) (i) Seller will insure that Finance Company will not approve credit applications or otherwise enter into any commitments that either give rise to any Financing Contracts or constitute Backlog (in either case, a "Commitment") nor will enter into any Financing Contract or Backlog unless (i) such Commitment, Financing Contract or Backlog constitutes and arises out of a bona fide business transaction entered into in the ordinary and usual course of its business; and (ii) in connection therewith, Financing Company has complied with standards of evaluating, originating, underwriting and funding new business which are in all respects consistent with past practices. Seller agrees that Finance Company will not approve any Commitment nor will enter into any Financing Contract or Backlog with respect to such a transaction, unless Purchaser has been provided with prior written notice of the terms and conditions of the same and Purchaser has consented to the terms thereof in writing, provided, however, that if Purchaser does not respond within two (2) Business Days after Purchaser's receipt of a request for consent, Purchaser shall be deemed to have consented thereto.

            (ii) Within 10 Business Days after the Closing Date, Purchaser will review any Commitments, Financing Contracts or Backlog entered into by Finance Company from the date of this Agreement through the Closing and will deliver to Seller within 5

      Business Days after such period a schedule of all such Commitments, Financing Contracts or Backlog which Purchaser reasonably determines (i) were not entered into in the ordinary and usual course of Finance Company's business, consistent with Finance Company's credit policies, collateral eligibility standards and credit quality classifications (unless Finance Company had previously obtained Purchaser's written consent to such Commitment, Financing Contract or Backlog) or (ii) were entered into without Purchaser's prior consent (in accordance with 5.3(d)(i) above) (all such Commitments, Financing Contracts or Backlog are hereafter collectively referred to as the "Nonconforming Transactions"), together with Purchaser's explanation of the basis for its classification as such. Purchaser shall have the right to require Seller to purchase Finance Company's right, title and interest in all Nonconforming Transactions on an "as is, where is basis" without any representations or warranties from Finance Company, and Seller shall assume all liabilities, damages and expenses thereunder or with respect thereto and agrees to perform all obligations required to be performed thereunder from and after Closing. Seller shall also be responsible for, and shall indemnify Purchaser and Finance Company and their Affiliates, and in each case their respective directors, officers, employees and agents, from and against, any and all liability for Taxes with respect to the ownership or holding of, or the income earned with respect to the Nonconforming Transactions. Immediately upon such conveyance of any Nonconforming Transactions, Seller shall pay Finance Company in immediately available funds, an amount equal to (i) the net book value of such Nonconforming Transactions plus (ii) interest on such amount at the Settlement Rate from the day following the Closing Date to the date of payment plus (iii) all reasonable out of pocket expenses paid or incurred by Purchaser or Finance Company in respect of such Nonconforming Transactions after the Closing Date, together with interest thereon from the date of each advance to, but not including, the date of payment, at the Settlement Rate, plus (iv) all Taxes (including, without limitation, all sales or use taxes or other transfer taxes) whether imposed on Purchaser, Finance Company or any of their Affiliates with respect to the transfer, minus (v) all amounts received by Purchaser or Finance Company with respect to such Nonconforming Transactions after the Closing Date through the time of payment by Seller, together with interest thereon from the dates of receipt by Purchaser or Finance Company of such amounts to, but not including, the date of payment by Seller, at the Settlement Rate.

            (e) Without the prior written consent of Purchaser, except in the ordinary course of its business and consistent with past practices, Financing Company shall not (i) waive or commit to waive any rights which waiver would have a Material Adverse Effect; or (ii) enter into, assign, transfer or modify or amend in any material respect any agreement, contract or Commitment with respect to any Financing Contract, or any Credit Enhancement relating thereto or modify any credit or collateral eligibility policies, reserve practices or documentation; or (iii) with respect to any Financing Contract, directly or indirectly in any way extend or otherwise restructure the payment schedule or maturity, waive any amounts due or to become due, reduce the rate or extend the time of payment of interest or fees, reduce the principal amount, release any of the Portfolio Property or any Credit Enhancements related thereto or consent to the assignment or transfer by an Obligor of any of its rights and obligations thereunder; or (iv) enter into an agreement, contract or commitment (other than this Agreement) to do any of the things prohibited by the foregoing clauses (i) through (iii).

      5.4. Pending or Threatened Litigation; Liability for Scheduled Claims. Between the date of this Agreement and the Closing, Seller and Purchaser shall inform each other, promptly upon obtaining knowledge thereof, of any pending or threatened litigation which reasonably could be anticipated to (i) render inaccurate in any material respect any representation or warranty made by Seller or Purchaser; or (ii) prohibit or restrain or materially and adversely affect the consummation of the transactions contemplated hereby or the performance by Seller or Purchaser of their respective obligations hereunder.

      5.5. Employee Benefits and Employment. (a) Purchaser shall offer employment to those Finance Company Employees listed on Schedule 5.5(a) on such terms and conditions as determined by Purchaser in its sole discretion; provided, however, that the language of this sentence shall not create any obligation on the part of the Purchaser or any of its Affiliates to offer employment to any Finance Company Employee, continue the employment, nor create any right, of any Finance Company Employee or Transferred Employee or in his or her beneficiaries following the Closing. Except for reimbursement of severance costs as provided in Section 5.5(d) below, Seller or one of its Affiliates (other than the Finance Company) shall retain liability and responsibility for any liabilities with respect to any Finance Company Employees who do not become Transferred Employees. Following the Closing Date, Purchaser shall provide or cause to be provided to the Transferred Employees such employee benefit plans, programs, agreements or arrangements as are provided to similarly situated employees of the Purchaser.

            (b) Effective as of the date on which a Transferred Employee commences employment with Purchaser or one of its Affiliates, the active participation of such Transferred Employee in any Parent Benefit Plan will terminate and no further benefits shall accrue under any Parent Benefit Plans with respect to any Transferred Employee or any beneficiary of any Transferred Employee; provided, however, that the profit sharing contribution under the Ziegler Growth Retirement Plan will be made on behalf of each Transferred Employee as if such Transferred Employee were employed for the entire period necessary to receive the maximum contribution for the 1996 plan year, and such contributions will be paid by Seller not later than January 31, 1997. Purchaser or any of its Affiliates shall recognize a Transferred Employee's service prior to Closing with Seller, B.C. Ziegler, the Finance Company or any of their Subsidiaries to the extent recognized under any Parent Benefit Plans for such Transferred Employees as service with Purchaser or any of its Affiliates in connection with (i) any welfare benefit plan for purposes of any waiting period; eligibility purposes and benefit entitlement (but not benefit accruals) only and
(ii) any pension plan for purposes of eligibility, vesting and benefit entitlement (but not benefit accruals) only in which such Transferred Employees elect to participate and which is available by Purchaser or any of its Affiliates following the Closing. On or prior to the Closing Date, Seller, B.C. Ziegler or Finance Company shall amend the Ziegler Growth Retirement Plan and any other "pension plan" (within the meaning of Section 3(2) of ERISA) in which each Transferred Employee participates to fully vest each such employee in his or her benefit under such plan as of the Closing Date. Any group medical plan provided by Purchaser or any of its Affiliates for Transferred Employees from and after the Closing Date shall not contain any pre-existing condition limitation or exclusion applicable to their or any covered eligible dependent's participation therein and shall give each Transferred Employee credit toward applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the Closing Date during the applicable plan year.

            (c) Except as provided below, neither Purchaser nor any of its Affiliates (including, after the Closing, the Finance Company) shall assume any obligations under or with respect to any Parent Benefit Plan. Notwithstanding the preceding sentence, Purchaser or one of its Affiliates shall pay to each Transferred Employee any sales or sales management incentive formula bonus or managerial incentive discretionary bonus for the 1996 bonus period in such amount as determined by Seller, B.C. Ziegler and Finance Company and Seller's share of the costs associated with these bonuses shall be accrued on the Adjusted Closing Date Balance Sheet in accordance with the Accounting Principles. Seller shall notify such employees and Purchaser or one of its Affiliates of the amount and timing of such bonuses, and Purchaser or one of its Affiliates shall have the right to be present when such employees are notified as to the amount of their respective bonuses.

            (d) The Purchaser shall cause the Finance Company to provide severance benefits to those Transferred Employees who are terminated following the Closing which are not less than those benefits currently provided to such employees, and the Purchaser shall recognize each Transferred Employee's prior service with Seller, B.C. Ziegler, the Finance Company or any of their Subsidiaries for purposes of determining such severance benefits. At or prior to Closing Seller will pay Mark Sedlmeier a stay bonus in accordance with that certain Memorandum regarding Standstill Bonus Arrangement dated October 31, 1996. Seller shall retain or assume the obligation and the liability for severance benefits to any Finance Company Employee who does not become a Transferred Employee and such costs will not be accrued on the Closing Date Balance Sheet. Purchaser shall reimburse Seller for 50% of the costs of the severance benefits listed on Schedule 5.5(d) upon presentation of invoices representing such costs.

            (e) The Purchaser shall recognize prior service with Seller, B.C. Ziegler, the Finance Company or any of their Subsidiaries for purposes of determining each Transferred Employee's annual vacation entitlement following the Closing Date in accordance with the applicable vacation policy of Purchaser or one of its Affiliates. All accrued, but unused vacation time will be paid by Seller to the applicable Transferred Employee on or prior to December 31, 1996.

            (f) Seller and its respective Affiliates (other than the Finance Company) shall retain all liability and be responsible for any direct and indirect Damages with respect to (i) the Parent Benefit Plans, (ii) any post-employment health or welfare benefits provided under any Parent Benefit Plans, (iii) any Retained Employees and any employees whose employment with Seller, B.C. Ziegler, the Finance Company or any of their Subsidiaries terminated on or prior to the Closing Date, (iv) except as provided in paragraph
(d) above, any costs arising in connection with the severance of any employees of Seller, B.C. Ziegler, the Finance Company or any of their Subsidiaries on or prior to the Closing Date, including without limitation costs arising under or with respect to WARN, and (v) any claims by or in respect of any current or former independent contractors employed in connection with the Finance Company including any Damages resulting from the characterization of any such individual as a Finance Company Employee, as a result of the conduct of the Finance Company prior to the Closing Date.

      5.6. Transfer of Excluded Assets. On or prior to the Closing Date, Seller shall cause Finance Company to sell, assign and transfer all of its right, title and interest in and to the

Excluded Assets to Seller and/or any of its Subsidiaries (other than Finance Company), and Seller and/or such Subsidiaries shall assume and agree to perform all of Finance Company's obligations with respect to the Excluded Assets. If any Excluded Asset is sold, assigned or transferred to any Subsidiary of Seller pursuant to this Section 5.6, Seller shall guaranty all of such Subsidiary's obligations hereunder with respect to the Excluded Asset. All such transfers shall be made without any representations, warranties or indemnification obligations by Finance Company. Each Excluded Asset which is a Financing Contract (other than Financing Contracts treated as operating leases for financial accounting purposes) shall be transferred for an amount equal to the Net Receivable of the Financing Contract as of the time of transfer. Each other Excluded Asset shall be transferred for an amount equal to the net book value of the same on the books of Finance Company at the time of transfer. Seller shall pay all transfer Taxes, costs and expenses in effecting the transfer of the Excluded Assets. Seller shall be entitled to all fees and other income earned with respect to such assets from and after the Closing Date. In connection with the transfer of the Excluded Assets, all deferred tax liabilities relating to the Excluded Assets on the books and records of Finance Company shall be adjusted accordingly to reflect the transfers. Seller shall promptly after Closing direct all Persons making payments in respect of any Excluded Assets to cease making payments to Finance Company and to make future payments to the applicable assignee.

      5.7.  Excluded Liabilities.

            (a) On or prior to the Closing Date, Seller shall cause notice of termination to be given, in form and substance reasonably acceptable to Purchaser, terminating Finance Company as servicer under the ZCSI Servicing Agreement, such termination to be effective not later than March 31, 1997. Seller shall also cause the ZCSI Administration Support Agreement to be terminated effective as of the date of termination of the ZCSI Servicing Agreement and at such time will cause ZCSI to release Finance Company from all obligations under such agreement, such release to be in form and substance acceptable to Purchaser. Finance Company shall be entitled to all fees payable under such agreements until the effective date of such termination.

            (b) On or prior to the Closing Date, Seller shall, and shall cause each of its Affiliates (other than Finance Company) to take all steps necessary to release and discharge all intercompany obligations or indebtedness of any nature, including borrowings related to Seller's commercial paper facility Series L and any other indebtedness for borrowed money, any nonrecourse debt obligations secured by assets of Finance Company and interest thereon, and any other obligations owed by Finance Company to or secured by assets of Finance Company pledged, to Seller or any of its Affiliates existing through the Closing Date, but excluding the nonrecourse notes listed on Schedule 5.7(b). So long as any of the notes listed on Schedule 5.7(b) remain outstanding, Seller will cause ZCSI to provide Purchaser with a monthly report, detailing the delinquency status of the accounts pledged to secure such notes and will provide Purchaser copies of any default notices issued, information received, or correspondence relating to such accounts, promptly upon Seller's or ZCSI's receipt of notice thereof.

            (c) On or prior to the Closing, Seller or one of its Affiliates (other than Finance Company) shall take all steps necessary to repay, redeem, call or otherwise discharge all indebtedness of Finance Company of whatever nature, or secured by assets of Finance Company, to any Person other than Seller or any of its Affiliates, including without limitation indebtedness for borrowed money and nonrecourse debt obligations secured by assets of Finance Company and any interest due thereon existing through the Closing Date, other than the obligations set forth in Schedule 5.7(c). Such repayment will be made with the consent of the lenders or the holders of such obligations and Seller shall provide a release or other evidence satisfactory to Purchaser of the satisfaction of all such obligations.

            (d) True and complete copies of all Documents relating to the obligations listed on Schedules 5.7(b) and (c) are attached to each respective Schedule.

      5.8. Payment of Broker's or Finder's Fees. Seller shall pay any and all brokers' or finders' fees, or any other commissions or similar fees, payable to any Person acting on behalf of Seller or any of its Affiliates or under the authority of any of them, in connection with any of the transactions contemplated herein, and Purchaser shall pay any and all brokers' or finders' fees, or any other commissions or similar fees, payable to any Person acting on behalf of Purchaser or any of its Affiliates or under the authority of any of them, in connection with any of the transactions contemplated herein, in each case regardless of whether any claim for payment is asserted before or after the Closing, or before or after any termination of this Agreement.

      5.9. Cash Receipts and Disbursements; Bank Account Balances. Within 30 days after the Closing, Seller shall provide Purchaser Schedule 5.9, which Schedule will accurately and completely list (x) all cash receipts and disbursements of Finance Company for the period beginning and including December 1, 1996 to and including the Closing Date, and (y) the balances of all bank accounts of Finance Company as of the close of business on the Closing Date, taking into account the listed cash receipts and disbursements.

      5.10.   Intentionally Omitted.

      5.11. Supplements to Schedules. Not later than three (3) Business Days prior to Closing, Purchaser and Seller will supplement or amend the schedules relating to their respective representations and warranties in this Agreement with respect to any matter, condition or occurrence hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedules or would otherwise have been inconsistent with their representations herein. No supplement or amendment by either party shall be deemed to cure (or affect the rights or any party with respect to) any breach of any representation or warranty made in this Agreement.


                                    ARTICLE 6
                                   TAX MATTERS

      6.1.  Section 338(h)(10) Election.

            (a) Seller will join with Purchaser in making an election under Sections 338(g) and 338(h)(10) of the Code and the Treasury Regulations promulgated under the Code (the "Treasury Regulations") and any corresponding or similar elections under state, local or foreign tax law (collectively, a "Section 338(h)(10) Election") with respect to the purchase and sale of the stock of Finance Company hereunder. Seller and Purchaser shall report, in connection with the determination of income, franchise or other taxes measured by net income, the transactions being undertaken pursuant to this Agreement in a manner consistent with the Section 338(h)(10) Election unless required to do otherwise pursuant to a final determination, as defined in
Section 1313(a) of the Code.

            (b) Purchaser shall be responsible for the preparation and filing of all forms and documents required in connection with the Section 338(h)(10) Election. For the purpose of making the Section 338(h)(10) Election, on or prior to the Closing Date, Seller and General Electric Company ("GE") each shall execute two copies of Internal Revenue Service Form 8023-A (or successor form). Seller shall execute and deliver to Purchaser such additional documents or forms as are reasonably requested to complete properly the Section 338(h)(10) Election at least 30 days prior to the date such Section 338(h)(10) Election is required to be filed.

            (c) Purchaser, not less than 30 days prior to the date the forms required under Section 338(h)(10) are required to be filed, shall provide Seller with a valuation statement reflecting, as of the Closing Date, the fair market values of all of the assets and the liabilities and obligations of Finance Company (other than the Excluded Assets and Excluded Liabilities). Purchaser and Seller shall file, and shall cause their Affiliates to file, all Tax Returns and statements, forms and schedules in connection therewith in a manner consistent with the Section 338(h)(10) Election and such valuations and shall take no position contrary thereto unless required to do so by applicable tax laws. Both parties believe, subject to confirmation by independent appraisal, that such fair market value will be equal to the Purchase Price. Seller shall have the right to review and approve (which approval shall not be unreasonably withheld) any appraisal upon which such valuations are based and any such forms and schedules relating to such valuations, prior to the filing thereof. Any disputes regarding the valuation statement or the preparation, execution or filing of the forms and documents required in connection with making the Section 338(h)(10) Election shall be resolved in an arbitration to be conducted by a third major independent accounting firm selected by Purchaser's Accountants and Seller's Accountants (the "Selected Tax Accounting Firm"), whose fees shall be borne equally by the parties. Each of the parties to this Agreement shall be bound by the decision of the Selected Tax Accounting Firm rendered in such arbitration.

            (d) To the extent permitted by state and local laws, the principles and procedures of this Section 6.1 shall also apply with respect to a Section 338(h)(10) Election or equivalent or comparable provision under state or local law, including but not limited to an election under Section 338(g) of the Code or equivalent or comparable provision under state or local law. Seller shall make any election similar to a Section 338(h)(10) election which is optional under any state or local law, and shall cooperate and join in any election made by Finance Company or Purchaser or their Affiliates to effect such an election so as to treat the transactions contemplated herein as a sale of assets for state and local income tax purposes.

      6.2.  Preparation of Tax Returns; Payment of Taxes.

            (a) Seller shall include, or cause to be included, Finance Company in, and shall file, or cause to be filed (i) the United States consolidated federal income Tax Return of Seller or its Affiliates for the taxable periods of Finance Company ending on or prior to the

Closing Date, and (ii) all other consolidated, combined or unitary Tax Returns of Seller or its Affiliates for the taxable periods of Finance Company ending (or the portion of any taxable period ending) on or prior to the Closing Date, and shall pay any and all Taxes due with respect to the returns referred to in clause (i) or (ii), including but not limited to any liability due with respect to the Section 338(h)(10) Election made pursuant to Section 6.1 hereof. Seller also shall or shall cause Finance Company to file all other Tax Returns of or which include Finance Company required to be filed (taking into account any extensions) on or prior to the Closing Date and shall pay any and all Taxes due with respect to such Tax Returns. All such Tax Returns shall be prepared in a manner consistent with prior practice unless otherwise required by applicable Tax laws or by change of accounting method.

            (b) Following the Closing, Purchaser shall be responsible for preparing or causing to be prepared and filing or causing to be filed all foreign, state and local Tax Returns required to be filed by Finance Company on a separate return basis after the Closing Date and, subject to receiving the payments referred to in the last sentence of this Section 6.2(b), shall pay the Taxes shown due thereon; provided, however, that nothing contained in the foregoing shall in any manner terminate, limit or adversely affect any right of Purchaser or Finance Company to receive indemnification pursuant to any provision in this Agreement and provided further that Seller shall prepare and file all federal and state information returns for Finance Company for the year ending December 31, 1996. To the extent any Taxes shown as due on such separate returns are indemnifiable by Seller, Purchaser shall provide Seller with copies of each such return at least 15 days prior to the due date for its filing and Seller shall have the right to review and approve (which approval shall not be unreasonably withheld) such returns prior to the filing thereof. Not later than five days before the due date for payment of Taxes with respect to any such Tax Returns, Seller shall pay to Purchaser an amount equal to that portion of the Taxes shown on such return for which Seller has an obligation to indemnify Purchaser pursuant to the provisions of Section 7.1(d).

            (c) For Federal income tax purposes, the taxable year of Finance Company shall end as of the close of the Closing Date and, with respect to all other Taxes, Seller and Purchaser will, unless prohibited by applicable law, elect with the relevant taxing authority to close the taxable period of Finance Company as of the close of the Closing Date. Neither Seller nor Purchaser shall take any position inconsistent with the preceding sentence on any Tax Return. In any case where applicable law does not permit Finance Company to close its taxable year on the Closing Date or in any case in which a Tax is assessed as of a date following the Closing Date with respect to a taxable period which includes the Closing Date, then Taxes, if any, attributable to the taxable period of Finance Company beginning on or before and ending after the Closing Date shall be allocated (i) to the Seller for the period up to and including the Closing Date, and (ii) to the Purchaser for the period subsequent to the Closing Date. Any allocation of income or deductions required to determine any Taxes attributable to any period beginning on or before and ending after the Closing Date shall be made by means of a closing of the books and records of Finance Company as of the close of the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period.

      6.3. Cooperation with Respect to Tax Returns. Purchaser and Seller agree to furnish or cause to be furnished to each other, upon request, and each at their own expense, as promptly as practicable, such information (including access to books and records) and assistance relating to Finance Company as is reasonably necessary for the filing of any Tax Return, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any adjustment or proposed adjustment with respect to Taxes, including making employees available on a mutually convenient basis to provide additional information and explanations of any material provided hereunder. Additionally, Seller will provide such personnel as may be reasonably necessary to complete all tax audits pending or in progress at the time of Closing. Purchaser or Finance Company shall retain in their possession all Tax Returns, supporting books and records and any other materials that Seller may specify that might be relevant to computations or payments required after the Closing Date with respect to Tax matters relating to any taxable period ending on or prior to the Closing Date until the relevant statute of limitations has closed. After such period, Purchaser or Finance Company may dispose of such materials, provided that prior to such disposition Purchaser shall give Seller a reasonable opportunity to take possession of such materials.

      6.4.  Tax Audits.

            (a) Whenever any taxing authority asserts a claim, makes an assessment or otherwise disputes or affects the Tax reporting position of Finance Company for taxable periods ending on or prior to the Closing Date, Purchaser shall, promptly upon receipt by Purchaser or Finance Company of notice thereof, inform Seller thereof. The failure of Purchaser or Finance Company or their Affiliates to timely forward such notification in accordance with the immediately preceding sentence shall not relieve Seller of its obligation to pay such liability for Taxes except and to the extent that the failure to timely forward such notification actually prejudices the ability of Seller to contest such liability for Taxes or increases the amount of such Taxes.

            (b) Seller shall have the sole right to represent the interests of Finance Company in any Tax audit or administrative or court proceeding relating to taxable periods of Finance Company which end on or before the Closing Date; provided that if the results of such Tax audit or proceeding could reasonably be expected to have an adverse effect on the assets, business, operations, prospects or financial condition of Purchaser, Finance Company, or any of their Affiliates for taxable periods ending after the Closing Date, then there shall be no settlement or closing or other agreement with respect thereto without the consent of Purchaser, which consent will not be unreasonably withheld.

            (c) Seller and Purchaser jointly shall represent the interests of Finance Company in any Tax audit or administrative or court proceeding relating to any taxable period of Finance Company which includes (but does not begin or end on) the Closing Date. Any disputes regarding the conduct or resolution of any such audit or proceeding shall be resolved in an arbitration to be conducted by the Selected Tax Accounting Firm, whose fees shall be borne equally by the parties. Each of the parties shall be bound by the decision of the Selected Tax Accounting Firm rendered in such arbitration.

            (d) Purchaser shall have the sole right to represent the interests of Finance Company in all other Tax audits or administrative or court proceedings.

      6.5. Refund Claims. To the extent any determination of Tax liability of Finance Company, whether as the result of an audit or examination, a claim for refund, the filing of an amended return or otherwise, results in any refund of Taxes paid attributable to (i) any period which ends on or before the Closing Date, (ii) the Section 338(h)(10) Election or (iii) any period which includes the Closing Date but does not begin on that day, any such refund shall belong to Seller (provided that in the case of any Tax refund pursuant to clause (iii) of this Section 6.5, the portion of such Tax refund which shall belong to Seller shall be that portion which bears the same ratio to the total Tax refund attributable to the period as the taxable income for the portion of that period which ends on the Closing Date (determined on the basis of an interim closing of the books) bears to the taxable income for the total period), and Purchaser shall promptly pay any such refund, and the interest actually received thereon, to Seller upon receipt thereof by Purchaser. Any and all other refunds shall remain the property of Purchaser. Any payments made under this Section 6.5 shall be net of any Taxes payable with respect to such refund, credit or interest thereon. Notwithstanding the foregoing, any refunds of Taxes that were paid by an Obligor under a Financing Contract or by any other party shall belong to such party.

      6.6. Tax Sharing Agreements. All tax sharing and similar agreements (other than the provisions of this Agreement) between (i) Finance Company on the one hand and (ii) Seller or any other corporation or corporations on the other shall be terminated as to Finance Company as of the Closing Date, and Finance Company shall have no liability from and after the Closing Date under any such agreement. Seller shall deliver to Purchaser at Closing written confirmation of such termination.

      6.7. Transfer Taxes. Seller shall be liable for and shall timely report and pay (and shall indemnify and hold harmless Purchaser against) all sales, excise, use, stamp, documentary, filing, recording, transfer or similar fees or taxes or governmental charges (including, without limitation, motor vehicle registration, title recording or filing fees and other amounts payable in respect of transfer filings but excluding UCC-3 filing fees) as levied by any taxing authority or governmental agency in connection with the transactions contemplated by this Agreement (other than taxes measured by or with respect to income imposed on Seller or on Purchaser), including any such Taxes arising from a 338(h)(10) Election, except that Purchaser and Seller shall each be responsible for their own filing fees under HSR.

      6.8. Tax Notices. Any written notices, schedules, Tax Returns, forms, documents or other written communications required or permitted to be given pursuant to this Article 6 shall be given:

      if to Seller, to:
                           The Ziegler Companies, Inc.
                           215 North Main Street
                           West Bend, WI  53095
                           Attention: Lynn R. Van Horn
                                      Senior Vice President - Finance
                           Phone:  (414) 334-5521
                           Fax:      (414) 334-3433
      if to Purchaser, to:

                        General Electric Capital Corporation
                        44 Old Ridgebury Road
                        Danbury, CT  06810
                        ATTN:  Anthony DeVito
                        Phone:  (203) 796-1053
                        Fax:  (203) 796-1316


                                    ARTICLE 7
                                INDEMNIFICATIONS

      7.1(a). Indemnification by Seller. (a) Seller shall indemnify and hold harmless Purchaser and its Affiliates (including, after the Closing, Finance Company), and in each such case their respective directors, officers, employees and agents, from and against any and all Damages resulting from, arising out of, based on or relating to (i) any breach of any representation or warranty made by Seller in this Agreement; or (ii) any failure to perform duly and punctually any covenant, agreement or undertaking on the part of Seller contained in this Agreement; or (iii) any breach of a representation or warranty in or omission of information required to be included in any Related Documents. For purposes of this Section 7.1(a), a breach of a representation or warranty contained in this Agreement or a Related Document shall be deemed to exist either if such representation or warranty is actually inaccurate or breached or would have been breached or been inaccurate if such representation or warranty had not contained any limitation or qualification as to knowledge, materiality or Material Adverse Effect, it being the intention of the parties hereto that the indemnified parties shall be indemnified and held harmless from and against any and all Damages arising out of, based upon or with respect to the failure of any such representation, warranty, certificate, Schedule, Exhibit or other agreement, instrument or document to be true, correct and complete in any respect, determined in each case without regard to any qualification as to knowledge, materiality or Material Adverse Effect set forth with respect thereto.

            (b)   Limitation on Liability.

            (i) Each Person entitled to indemnification for any Damages relating to any breach of any representation, warranty or covenant in Sections 3.1(b), 3.5, 3.6(b), 3.6(c), 3.6(d)(i), (iii), (iv), and (vi) through
      (viii) inclusive, and (xi), 3.6(e), 3.9, 3.12(b), 3.15, 3.17(a), 3.17(b),
      3.17(e), 3.17(h), 3.18(a)(i), (ii) and (iv), 3.19, 7.1(d), 7.1(e), and
      7.1(f)(i) through (iv) inclusive (individually a "Special Representation or Indemnity" and collectively the "Special Representations and Indemnities"), or relating to a failure to perform any covenant, agreement or undertaking of Seller, shall be entitled to such indemnification for the full amount of such Damages regardless of the amount of the Damages. Notwithstanding the foregoing, a representation, warranty or covenant otherwise constituting a Special Representation or Indemnity but relating to a Tax matter shall not be deemed a Special Representation or Indemnity for purposes of this Section

      7.1(b) only unless the Damages related to property taxes which were not timely paid as billed by the taxing authority or the Damages arise as a result of an audit or examination by a foreign, federal, state or local taxing authority.

            (ii) Each Person entitled to indemnification for any Damages relating to (A) any breach of any representation or warranty or any indemnity made by Seller in this Agreement other than a Special Representation or Indemnity or (B) any breach of any representation or warranty in any Related Document shall be entitled to indemnification from Seller for the full amount of all such Damages sustained in excess of $50,000 in the aggregate.

            (c) Survival of Representations and Indemnities and Warranties of Seller.

            (i) The Extended Representations and Indemnities and the indemnification obligations of Seller with respect thereto shall survive the Closing until it is no longer possible in law or in fact for an indemnified party to suffer Damages as a result of such breach and for so long thereafter as such indemnified party may assert a claim with respect thereto. The term "Extended Representations and Indemnities" shall mean the representations, warranties or covenants in Sections 3.1(b), 3.6(e), 3.9, 3.17(a) and (e), 3.19, 7.1(d), 7.1(e), 7.1(f)(i) through (iv)
      inclusive.

            (ii) The indemnification obligations relative to a breach of the representations and warranties of Section 3.5 involving either (x) the failure of Finance Company to have a California Lender's License or comparable license, or (y) any violation of the usury or comparable interest rate restriction laws of the States of Georgia and California, shall survive the Closing until the expiration of seven (7) years after the Closing Date.

            (iii) The representations and warranties and indemnification obligations with respect thereto, and other indemnification obligations of Seller, in this Agreement and in the Related Documents, which are not described in Sections 7.1(c)(i) or 7.1(c)(ii) above, shall survive the Closing until the expiration of two (2) years after the Closing Date.

            (d)   Tax Indemnification

            (i) Seller shall indemnify and hold harmless Purchaser and its Affiliates (including, after the Closing, Finance Company), and in each such case their respective directors, officers, employees and agents, from and against any and all Damages resulting from, arising out of, based on or relating to Finance Company's Pre-Closing Date Tax Liability if and to the extent that such liability exceeds the sum of (A) all amounts actually paid by any Person (including amounts actually paid by Finance Company before the Closing, but excluding any amounts paid by Purchaser, its Affiliates, and Finance Company after the Closing) on behalf of Finance Company to the Internal Revenue Service or to any other tax collecting agency or authority, with respect to Finance Company's Pre-Closing Date Tax Liability, (B) the amount of the provision for current Taxes reflected on the Adjusted Closing Date Balance Sheet and (C) the amount of any liability reflected on the Adjusted Closing Date Balance Sheet as a reserve for future tax disputes.

            (ii) Seller shall indemnify and hold harmless Purchaser and its Affiliates (including, after the Closing, Finance Company ), and in each such case their respective directors, officers, employees and agents, from and against any and all Damages resulting from, arising out of, based on or relating to any and all sales, use or other similar Taxes required to be collected in respect of any Financing Contract during the 6 months following the Closing Date if (i) such Tax is not being collected by Finance Company in respect of the Financing Contract pursuant to its reliance on an applicable exemption from such Tax; (ii) such exemption from Tax is dependent upon receipt by Finance Company of a properly executed Exemption Certificate; and (iii) within 6 months of the Closing, Purchaser has notified Seller that the applicable Exemption Certificate is either not in Finance Company's existing records or files or is not obtainable from the particular customer following reasonable commercial efforts of Purchaser or Finance Company to obtain such Exemption Certificate from the customer.

            (iii) Seller shall indemnify Finance Company for any loss or other impairment of or to Finance Company's tax benefits under any Financing Contract caused by an act or omission of an Obligor thereunder occurring on or before the Closing Date.

            (iv) Except as otherwise set forth in Section 7.1(a) or this Section 7.1(d), Purchaser shall indemnify and hold harmless Seller and its Affiliates and their directors, officers, employees and agents from and against any and all Damages resulting from, arising out of, based on or relating to, Taxes with respect to Finance Company for any taxable period ending after the Closing Date.

            (e) ERISA Indemnification. Seller shall indemnify and hold harmless Purchaser and its Affiliates (including after the Closing, Finance Company ) and in each case their respective directors, officers, employees and agents, from and against any and all Damages resulting from or relating to each of the following:

            (i) any Employee Benefit Plan maintained by, contributed to, or obligated to contribute to, at any time, by Seller, B.C. Ziegler, Finance Company, or any ERISA Affiliate, including, but not limited to, (A) liability to the PBGC under Title IV of ERISA; (B) liability relating to a Multiemployer Plan; (C) liability with respect to non-compliance with the notice and benefit continuation requirements of COBRA; (D) liability with respect to any post-employment or welfare benefits under any Parent Benefit Plans, (E) liability with respect to any non-compliance with ERISA or any other applicable laws; or (F) liability with respect to any suit, proceeding or claim which is brought against the Purchaser, any Parent Benefit Plan or any fiduciary or former fiduciary of any such Parent Benefit Plan;

            (ii) the employment, failure to employ, or termination of employment, including a constructive termination, by Seller, B.C. Ziegler, Finance Company or any of their Affiliates of any individual (including, but not limited to, any employee of Seller, B.C. Ziegler, Finance Company or any of their Affiliates) attributable to any actions or inactions (A) prior to the Closing or (B) in connection with the transactions contemplated by this Agreement;

            (iii) any claims by any employee of Seller, B.C. Ziegler, Finance Company or any of their Affiliates for workers' compensation and/or related medical benefits incurred after the Closing which relate to an injury or illness originating prior to the Closing;

            (iv) WARN or any other statutory or common law or civil law notice, severance pay, termination pay in lieu thereof or damages arising as a result of the termination or dismissal (including constructive termination or dismissal), by Seller, B.C. Ziegler, Finance Company or any of their Affiliates of any or all Finance Company Employees (whether or not constituting Transferred Employees) on or prior to the Closing Date;

            (v) any claim of discrimination against Seller, B.C. Ziegler, Finance Company or any of its Affiliates in hiring (and failure to hire), management or termination or dismissal of any individual or group of individuals by them or any of their Affiliates (including constructive termination or dismissal) which (A) occurred or is alleged to have occurred prior to the Closing, or (B) in connection with transactions contemplated by this Agreement (other than in connection with the selection by Purchaser of the Finance Company Employees listed on Schedule 5.5(a); and

            (vi) any claims by or in respect of any current or former independent contractors employed in connection with the Finance Company, including any Damages resulting from the characterization of any such individual as an employee, if the basis for such claims arose prior to the Closing Date.

            (f) Additional Indemnification by Seller. Seller shall indemnify and hold harmless Purchaser and its Affiliates (including, after the Closing, Finance Company), and in each such case their respective directors, officers, employees and agents, from and against any and all Damages resulting from, arising out of, based on or relating to

            (i) the Excluded Assets or the ownership, operation, servicing, lease, use or disposal thereof, or any action taken with respect thereto, by Finance Company or any other Person;

            (ii)  the Excluded Liabilities;

            (iii) any Environmental Claim or Environmental Loss unless Seller can establish that the related Adverse Environmental Condition first arose after the Closing Date;

            (iv) any Environmental Claim or Environmental Loss arising out or based upon or with respect to that certain Financing Contract between Finance Company, as lessor and Stericycle, Inc., as lessee, Finance Company Account No. 10310-01;

            (v) any claim or charge resulting from, arising out of, based upon or relating to the continued use for up to 90 days after the Closing of any standard documentation forms used by Finance Company prior to the Closing Date but solely to the extent that such claim or charge relates to the legal insufficiency or invalidity of such forms or the failure of such forms to comply with applicable laws or regulations.

      7.2. Indemnification by Purchaser for Breach. (a) Except as otherwise set forth in this Section 7.2, Purchaser shall indemnify and hold harmless Seller and its Affiliates and their directors, officers, employees and agents from and against any and all Damages resulting from, arising out of, based on or relating to, (i) any breach of any representation or warranty made by Purchaser in this Agreement; or (ii) any failure to perform duly and punctually any covenant, agreement or undertaking on the part of Purchaser contained in this Agreement;
(iii) any breach of a representation or warranty in or omission of information required to be included in any Related Documents or (iv) any act or omission of Purchaser or the Finance Company in respect of the conduct of the business of Finance Company after the Closing Date. For purposes of this Section 7.2, a breach of a representation or warranty contained in this Agreement or a Related Document shall be deemed to exist either if such representation or warranty is actually inaccurate or breached or would have been breached or been inaccurate if such representation or warranty had not contained any limitation or qualification as to materiality or Material Adverse Effect, it being the intention of the parties hereto that the indemnified parties shall be indemnified and held harmless from and against any and all Damages arising out of, based upon or with respect to, relating to or imposed upon or incurred by the failure of any such representation, warranty, certificate, Schedule, Exhibit or other agreement, instrument or document to be true, correct and complete in any respect, determined in each case without regard to any qualification as to materiality or Material Adverse Effect set forth with respect thereto.

      (b) Survival of Representations and Warranties of Purchaser. The representations and warranties of Purchaser in this Agreement and in the Related Documents shall survive the Closing until it is no longer possible in law or in fact for an indemnified party to suffer Damages as a result of such breach and for so long thereafter as such indemnified party may assert a claim with respect thereto.

      7.3.  Indemnification Procedure.  Except as otherwise provided in
Article 6 with respect to Taxes, for the purposes of administering the indemnification provisions of this Article 7, the following procedures shall apply from and after the Closing Date:

            (a) An indemnified party shall notify the Indemnitor of any Indemnification Event in writing within 30 days following the receipt of notice of the commencement of any action or proceeding or within 60 days of (A) the assertion of any claim against such indemnified party or (B) the discovery by such indemnified party of any loss giving rise to indemnity pursuant to this
Article 7 (any 30 or 60 day notification requirement shall begin to run, in the case of a claim which is amended so as to give rise to an Indemnification Event, from the first day such claim is amended to include any claim which is an Indemnification Event hereunder), unless a shorter period is required in order to avoid a default order being entered, in which event such shorter time period will be applicable, such notice to describe in reasonable detail the basis of such Indemnification Event. The failure to give notice as required by this
Section 7.3 in a
timely fashion shall not result in a waiver of any right to indemnification hereunder except to the extent that the Indemnitor's ability to defend against the event with respect to which indemnification is sought is adversely affected by the failure of the indemnified party to give notice in a timely fashion as required by this Section 7.3, it being understood however that the Indemnitor shall have no obligation to seek to set aside any default judgment that may be entered due solely to the failure of the indemnified party to deliver timely notice of claim to the Indemnitor as required by this Section.

            (b) If any action or proceeding referred to in this Article is brought against an indemnified party, and it gives appropriate notice to the Indemnitor of the commencement of such action or proceeding, the Indemnitor will be entitled to participate in such action or proceeding and, to the extent that it wishes (unless the Indemnitor is also a party to such action or proceeding and the indemnified party determines in good faith that joint representation would be inappropriate) to assume the defense of such action or proceeding with counsel reasonably satisfactory to the indemnified party. If notice is given to an Indemnitor of the commencement of any action or proceeding and the Indemnitor does not, within fifteen days after the Indemnitor's notice is given, give notice to the indemnified party of its election to assume the defense of such action or proceeding then the indemnified party may assume the defense of such action or proceeding, but the indemnified party will not settle or compromise the claim, action or proceeding without the consent or agreement of the Indemnitor, which consent or agreement will not be unreasonably withheld or delayed. Any party which assumes the defense of such claim, proceeding or action shall pursue such defense, settlement and negotiations in good faith.

            (c) In cases where the Indemnitor has assumed the defense or settlement with respect to an Indemnification Event, the Indemnitor shall be entitled to assume the defense or settlement thereof with counsel of its own choosing, provided that: (A) the indemnified party (and its counsel) shall be entitled to continue to participate at its own cost (except as provided below) in any such action or proceeding or in any negotiations or proceedings to settle or otherwise eliminate any claim for which indemnification is being sought; (B) the Indemnitor shall not be entitled to settle or compromise any such action, proceeding or claim without the consent or agreement of the indemnified party (which consent will not be unreasonably withheld or delayed), provided, that if and only if such consent is withheld, the Indemnitor's liability shall be limited to the amount for which the Indemnitor agreed with the claimant to settle and the Indemnitor shall remain responsible for its costs and attorneys' fees to the date such settlement was rejected by the indemnified party and the indemnified party shall be responsible for the costs and attorneys' fees in respect of such claim thereafter; and (C) after written notice by the Indemnitor to the indemnified party of its election to assume control of the defense of any claim, the Indemnitor shall not be liable to such indemnified party hereunder for any attorneys' fees and disbursements subsequently incurred by such indemnified party in connection therewith (except as provided below).

            (d) In the event indemnification is requested, the relevant Indemnitor, its representatives and agents shall have access to the premises, books and records of the indemnified party or parties seeking such indemnification and their Affiliates to the extent reasonably necessary to assist it in defending or settling any action, proceeding or claim; provided, however, that such access shall be conducted in such manner as not to interfere unreasonably with the operation of the business of the indemnified party or parties. Except as reasonably necessary to assist the Indemnitor in defending or settling such action, proceeding or claim, the indemnified party shall cooperate with the Indemnitor in such defense, but not be required to disclose any information with respect to itself or any of its Affiliates (or former Affiliates), and the indemnified party shall not be required to participate in the defense of any claim to be indemnified hereunder (except as otherwise expressly set forth herein), unless otherwise required or reasonably necessary in the defense of any claim to be indemnified hereunder.

            (e) Notwithstanding anything to the contrary in this Article 7, the Indemnitor shall continue to pay the attorneys' fees and disbursements and other costs each indemnified party may incur (x) relating to such indemnified party's participation in any Indemnification Event (whether or not the Indemnitor shall have assumed the defense of such Indemnification Event) to the extent such participation relates to a claim or defense that the indemnified party has that the Indemnitor does not have, or relates to a claim or defense as to which the Indemnitor may have a conflict of interest, or (y) relating to discovery against or testimony of such indemnified party and for participation of such indemnified party's own counsel in such discovery and testimony.

      7.4. Tax Gross Up. Any indemnity payments otherwise due and payable under this Article 7 shall be (i) decreased to the extent of any net actual reduction of Tax liability that is actually realized by the indemnified party upon payment of an indemnifiable loss and (ii) increased to the extent of any net actual increase in Tax liability that is actually imposed on the indemnified party upon the receipt of an indemnity payment pursuant to this Article 7 (including any increase thereof pursuant to this Article 7).

      7.5. Tax Treatment. Any payments under Article 7 of this Agreement shall be treated by the parties hereto for federal, state and local income tax purposes as a non-taxable reimbursement or purchase price adjustment, except to the extent that a contrary treatment is required by law.


                                    ARTICLE 8
                             CONDITIONS TO CLOSING;
                         ABANDONMENT OF THE TRANSACTION

      8.1. The Closing. The Closing of the sale of the Finance Company Stock hereunder shall be held at the Danbury, CT offices of Purchaser or such other location as the parties may mutually agree upon, on the Second (2nd) Business Day after such time as the conditions to Closing have been satisfied or waived, or at such other time as the parties may mutually agree. The effective time of the sale of the Finance Company Stock, for all purposes shall be 5:00 p.m. local time in West Bend, Wisconsin on the Closing Date. At the Closing, Seller shall cause to be delivered to Purchaser (i) all the organizational documents, minute books, stock ledgers and related items of Finance Company, (ii) the personnel files of the Transferred Employees and (iii) the resignations of all of the directors and officers of Finance Company.

      8.2. Conditions to the Obligations of Purchaser. The obligations of Purchaser to purchase the Finance Company Stock shall be subject to the following conditions:

            (a) Except to the extent waived hereunder, the representations and warranties of Seller contained herein shall be true in all material respects at the Closing, in each case with the same effect as though made at and as of such time; Seller shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing (except to the extent waived hereunder in writing); and Seller shall have delivered to Purchaser a certificate of Seller in form and substance reasonably satisfactory to Purchaser, dated the Closing Date, and signed on behalf of Seller by its Chairman, Vice Chairman, President or a Vice President, in his (or her) respective representative capacity, and not individually, to all such effects and certifying the satisfaction of the conditions set forth in this Section 8.

            (b) No action or proceeding shall have been instituted and, at what would otherwise have been the Closing Date, remain pending before a court or other Governmental Entity (domestic or foreign) to restrain, prohibit or otherwise challenge the sale of the Finance Company Stock to Purchaser or the performance of the material obligations of the parties hereto, nor shall any Governmental Entity have notified either party to this Agreement that the consummation of the transactions contemplated hereby would constitute a violation of the laws of the United States or any State thereof or the laws of the jurisdiction to which such court or Governmental Entity is subject and that it intends to commence proceedings to restrain the consummation of such transactions, to force divestiture if the same are consummated or to materially modify the terms or results of such transactions unless such agency or body shall have withdrawn such notice, or has otherwise indicated in writing that it will not take any action, prior to what would otherwise have been the Closing Date.

            (c) All authorizations and consents referred to in subparagraph 3.4(b) hereof shall have been obtained and all Authorizations required for the valid consummation by Seller and Purchaser of the transactions contemplated by this Agreement (including but not limited to the expiration of any applicable waiting period under HSR) shall have been obtained.

            (d) Purchaser shall have received evidence that the obligations to be released, assumed, terminated or discharged at or prior to Closing have been or will be so released, assumed, terminated or discharged with the consents of the lenders or holders of such obligations, all as contemplated in Sections 5.6 and 5.7.

            (e) Purchaser shall have received from Charles O'Meara, general counsel to Seller, an opinion, dated the Closing Date, in substantially the form of Exhibit A.

            (f) Mark Sedlmeier, Thomas Norman and 3 of the 4 sales representatives listed on Schedule 5.5(a) shall have accepted the employment offers made by Purchaser.

            (g)   Purchaser shall have received Schedule 3.21 from Seller.

      8.3. Conditions to the Obligations of Seller. The obligations of Seller to sell the Finance Company Stock shall be subject to the following conditions:

            (a) Except to the extent waived hereunder, the representations and warranties of Purchaser contained herein shall be true in all material respects at the Closing, in each case with the same effect as though made at and as of such time; Purchaser shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing (except to the extent waived hereunder); and Purchaser shall have delivered to Seller a certificate of Purchaser in form and substance reasonably satisfactory to Seller, dated the Closing Date, and signed on its behalf by its Chairman, a Vice Chairman, its President or a Vice President, in his (or her) representative capacity, and not individually, to all such effects and certifying the satisfaction of the conditions set forth in this Paragraph 8.3.

            (b) No action or proceeding shall have been instituted and, at what would otherwise have been the Closing Date, remain pending before a court or other Governmental Entity (domestic or foreign) to restrain, prohibit or otherwise challenge the transactions contemplated by this Agreement, nor shall any Governmental Entity have notified either party to this Agreement that the consummation of the transactions contemplated hereby would constitute a violation of the laws of the United States or the laws of any State thereof or the laws of the jurisdiction to which such court or Governmental Entity is subject and that it intends to commence proceedings to restrain the consummation of such transactions, to force divestiture if the same are consummated or to materially modify the terms or results of such transactions unless such agency or body shall have withdrawn such notice, or has otherwise indicated in writing that it will not take any action prior to what would otherwise have been the Closing Date.

            (c) All authorizations and consents referred to in subparagraph 8.4 hereof shall have been obtained, and all Authorizations required for the valid consummation by Seller and Purchaser of the transactions contemplated by this Agreement (including but not limited to the expiration of any applicable waiting period under HSR) shall have been obtained.

            (d) Purchaser shall have paid to Seller the Initial Amount pursuant to the provisions of subparagraph 2.3(a) hereof.

            (e) Seller shall have received from Kelly Thomas, Region Counsel of Purchaser, an opinion, dated the Closing Date, in substantially the form of Exhibit B.

      8.4. Termination of Agreement and Abandonment of Transactions. Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated hereby may be terminated in any of the following ways at any time before the Closing and in no other manner:

            (a) By mutual written consent of Seller and Purchaser executed on behalf of each by an officer referred to in the penultimate sentence of Article 9, or

            (b) By Purchaser or Seller, if the Closing has not occurred on or before December 31, 1996.


                                    ARTICLE 9
             TERMINATION OF OBLIGATIONS AND WAIVER OF CONDITIONS;
                               PAYMENT OF EXPENSES

            In the event that this Agreement shall be terminated pursuant to subparagraph 8.4(a) hereof, all further obligations of the parties hereto under this Agreement shall terminate without further liability of any party to another and each party hereto will pay all its own costs and expenses incident to its negotiation and preparation of this Agreement and to its performance of, and compliance with, all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of counsel, provided that the representations and warranties of the parties in Paragraphs 3.15 and 4.5, respectively, and the obligations of the parties under Paragraphs 5.8 and 12.15 and this Article shall survive any such termination. Termination of this Agreement pursuant to subparagraph 8.4(b) hereof shall be without prejudice to the rights and remedies available to the respective parties under applicable law, including the right to recover expenses, costs and other damages. If any of the conditions specified in Paragraph 8.2 hereof have not been satisfied, Purchaser may nevertheless at its election waive such conditions and proceed with the transactions contemplated hereby, and, if any of the conditions specified in Paragraph 8.3 hereof have not been satisfied, Seller may nevertheless at its election waive such conditions and proceed with the transactions contemplated hereby. Any such election to proceed shall be evidenced by a certificate executed on behalf of the electing party by its Chief Executive Officer, Chairman, Vice Chairman, President or one of its Vice Presidents. In the event that the transactions contemplated hereby shall be consummated, each party hereto will pay all of its own costs and expenses in connection therewith except as otherwise set forth in subparagraph 6.7. In the event of termination, at no time during a period of three(3) years from the date of termination will Purchaser's Commercial Equipment Financing department solicit, seek to hire or induce to become employed by such department any Finance Company Employee that is also a management or sales employee and is employed by Seller or one of its Affiliates on the date hereof (provided, however, that this prohibition shall not apply to any employee who first contacts such department in response to a general solicitation for employment).


                                   ARTICLE 10
                                   NONCOMPETE

      10.1. Restricted Business. For the purposes of this Article, the term "Restricted Business" shall mean any direct or indirect tax and non-tax oriented lease or loan financing (including, without limitation, the acquisition or disposition of any such financing by, through or as a broker or through nonrecourse note obligations) of commercial equipment or other capital assets whether or not of the type constituting the Portfolio Property (or the ownership, management or control of any business enterprise engaged in such activity) within the Continental United States; provided, however, that notwithstanding the foregoing, the Restricted Business shall not include (i) any activity related to the Excluded Assets or the Excluded Liabilities, or (ii) any investment banking activity as an underwriter for an unrelated party, that is, the underwriting of securities to be sold to the public, or (iii) any merchant banking activity, that is, the extension of credit to others partially or wholly for the account of the Seller, other than the financing of capital assets consisting primarily or solely of commercial equipment.

      10.2. Noncompete Covenant. Except as set forth below, for a period of three (3) years from and after the Closing Date, Seller agrees not to, and Seller agrees to cause any of its Subsidiaries for so long as they are Subsidiaries of Seller not to, directly or indirectly engage in, solicit, enter into, accept an assignment of, conduct, operate, manage, or administer any Restricted Business or to own, control, manage or exercise or seek to exercise with respect to any Person that engages in the Restricted Business (a) any representation on such Person's board of directors, (b) any participation in the management of any such Person or (c) any other form of active control over the management, board of directors or business affairs of any such Person, or invest in, as principal, partner or stockholder (otherwise than through the ownership of not more than 5% of the outstanding voting securities of any Person which is listed on a national securities exchange or whose securities are regularly traded in the over the counter market provided that such shares or interests are purchased or held for investment purposes only) in any Person which is directly or indirectly engaged in the Restricted Business; provided, however, that nothing herein shall prevent Seller, or any of its Subsidiaries for so long as they are Subsidiaries of Seller from making any investment in or acquisition of any interest in any Person that engages in the Restricted Business at the time of such investment or acquisition, if within 9 months after the date of such investment or acquisition, such interest in such Person is transferred to an unaffiliated third party, or control in such Person is otherwise ceded with the effect that neither Seller, nor any Subsidiaries of Seller controls such Person nor is actively engaged in the management of such Person's Restricted Business.

      10.3. Business Interference. Neither Seller, nor any of its Subsidiaries shall, directly or indirectly (i) for a period commencing on the Closing Date and ending three (3) years from the date thereof, solicit, seek to hire or induce any of the Transferred Employees and any other employees of Purchaser, Finance Company or any of their Affiliates that work with the Transferred Employees in the Restricted Business to become employed by Seller, or any of its Subsidiaries or any other business enterprise or encourage any such employee to leave the employment of Purchaser, Finance Company or any of their Affiliates (provided, however, that this Section shall not apply to any employee who first contacts Seller solely in response to a general solicitation for employment) or
(ii) for a period commencing on the Closing Date and ending three (3) years from the date thereof, in any manner whatsoever induce, or assist others to induce, any client or customer (including, without limitation, any obligor, lessee, borrower, or any broker, vendor, supplier or any other party that originates or sources Financing Contracts for Purchaser, Finance Company or any of their Affiliates) to (A) terminate its association with Purchaser, Finance Company or any of their Affiliates with regard to the Restricted Business or (B) do anything, directly or indirectly to tortiously interfere with the business relationship between Purchaser, Finance Company or any of their Affiliates and any such party, in each case with regard to the Restricted Business or (iii) for a period of three (3) years commencing on the Closing Date, use for any purpose, disclose to any Person, or disseminate, except as may be required by law or regulatory authority, any confidential information relating to the Financing Contracts of Finance Company and the business related thereto, including, without limitation, the identity of any Obligors, brokers, vendors or suppliers with whom Finance Company has done business or any list which names any Obligors, brokers, vendors or suppliers with whom Finance Company has done business.

      10.4. Injunctive Relief. Because of the unique talents or knowledge of Seller in and with respect to the Restricted Business, Seller acknowledges and agrees that in the event of a breach of the covenants contained in this Article 10, Purchaser and Finance Company may suffer irreparable damages for which the remedy at law may be inadequate and Purchaser and Finance Company will be entitled to specific performance hereof as a remedy for such breach and will be entitled to seek an injunction to be issued by any court of competent jurisdiction restraining such breach or the continuation thereof. Resort to equitable relief by Purchaser and Finance Company shall not, however, be construed to be a waiver by Purchaser or Finance Company of any other rights Purchaser and Finance Company may have for damages or otherwise.


                                   ARTICLE 11
                               TRANSITION MATTERS

      11.1. Powers of Attorney; Bank Accounts. Seller shall, on the Closing Date, take all steps necessary to terminate the authority to act on behalf of Finance Company of all Persons who are signatories on or otherwise have access to any bank accounts, lock boxes and safe deposit boxes maintained by Finance Company, or who are holders of powers of attorney on behalf of Finance Company, and in each case who are not Transferred Employees. On the Closing Date, Seller shall direct all banks maintaining lockboxes or similar deposit arrangements on behalf of Finance Company to terminate any and all arrangements pursuant to which any of Finance Company's funds or receipts are swept into or otherwise transferred into any bank or other deposit account maintained by or under the control of Seller.

      11.2. Remittance of Funds. All amounts included in the assets or the liabilities of Finance Company which are received by Seller following the Closing shall be received by Seller as agent, in trust for and on behalf of Finance Company, and during the Transition Period, will be paid over to Finance Company in accordance with the provisions of Section 11.4, and otherwise Seller shall pay promptly all of such amounts over to Finance Company and shall provide to Finance Company information as to the nature, source and classification of such payments, including any invoice relating thereto. All amounts included in the Excluded Assets or Excluded Liabilities received by Finance Company following the Closing shall be received by the Finance Company as Seller's agent, in trust for and on behalf of Seller, and Purchaser shall cause Finance Company promptly to pay all of such amounts over to Seller and shall provide to Seller information as to the nature, source and classification of such payments, including any invoice relating thereto. Seller and Purchaser shall develop procedures reasonably satisfactory to each of them to remit funds to the appropriate payee in a prompt and timely manner. Each of Seller and Finance Company hereby grants the other a limited, irrevocable power-of-attorney to endorse, deposit and negotiate any and all checks, drafts or other forms of payment made to or in respect of any invoice prepared by either of them but which are sent by the payor to a lock box maintained by the other.

      11.3. Further Assurances. Seller will, and shall cause each of its Affiliates to, whenever and as often as reasonably requested to do so by Purchaser and Purchaser shall, and shall cause Finance Company whenever and as often as reasonably requested to do so by Seller, do, execute, acknowledge and deliver any and all such other and further acts, assignments, transfers and any instruments of further assurance, approvals and consents as are necessary or proper in order to complete, ensure and perfect the sale, transfer and conveyance to Purchaser contemplated hereby of Finance Company Stock and the consummation of the other transactions contemplated hereby.

      11.4. Transition Services. (a) Seller at its own expense will deliver all Documents evidencing the Financing Contracts, including all originals of the Financing Contracts except for those properly in the possession or control of an Obligor or public recording office, and such other memorialized data, documents and records related thereto as Purchaser may reasonably deem necessary to enable Finance Company to enforce its rights thereunder or protect Finance Company's position as owner or holder thereof (including without limitation, payment history transcripts for each Financing Contract, true copies of any computer tapes and data in computer memories, tax records relating to the Financing Contracts, any certificate or other documentary evidence of title to any Portfolio Property or Credit Enhancement for any Financing Contract which is located in any state wherein the possession of such certificate or other documentary evidence is required to perfect title to or a security interest in such property or collateral, and working files on each Financing Contract, such working files to contain all credit write-ups for each Financing Contract, all financial information in Seller's or Finance Company's possession with respect to each Obligor, copies of checks evidencing payments made under each Financing Contract to the extent available, copies of all correspondence with respect to each Financing Contract and insurance certificates with respect to property related to or collateral security for each Financing Contract), all in accordance with the separation plan agreed to by the parties. After such completion of delivery, the Seller will not hold or retain any executed counterpart or other copy of any Financing Contract or related material without clearly marking the same to indicate conspicuously that the same is not the original and that transfer thereof does not transfer any rights against any Obligor or any other Person.

            (b) Seller and Purchaser, at Purchaser's expense shall notify the Obligor under each Financing Contract of the sale of the stock of Finance Company and advise of where to forward future payments and correspondence, by mailing each Obligor a joint notice, in the form of Exhibit C.

            (c) For a period commencing on the Closing Date and ending on the earlier of March 31, 1997 or upon Seller's receipt of a notice of termination from Purchaser (the "Transition Period"), Seller shall provide or cause to be provided to Finance Company, the transition services outlined in Schedule 11.4 hereto; provided, however, to the extent that any Transferred Employee provided any of such services as of the Closing, Seller will not also be obligated to provide such services. Purchaser shall reimburse Seller for 75% of the salary expenses and 100% of all other expenses, other than costs of office space, furniture, utilities and other overhead expenses, incurred by Seller in providing such services.

            (d) For a period commencing on the Closing Date and ending on the earlier of March 31, 1997 or upon Seller's receipt of a notice of termination from Purchaser, Finance Company will be entitled to continue to use the office space and office furniture and equipment used by Finance Company at the West Bend, Wisconsin offices of Seller prior to Closing, at no additional charge to Finance Company or Purchaser.

      11.5. Ziegler Name and Mark. (a) Not later than 90 days after closing, Purchaser will cause Finance Company to change its name so as to eliminate all reference in the name of Finance Company to "Ziegler," and upon such name change shall thereafter cease the use of the name "Ziegler Leasing Corporation" or any variation thereof or any other designation indicating affiliation after the Closing with Seller or any of its Subsidiaries. Purchaser will provide Seller with a copy of the change of name certificate filed with the office of the Secretary of State of the State of Wisconsin, reflecting such filing, upon Finance Company's receipt thereof. Within 90 days after Closing, Purchaser will cause such name and related markings and logos to be removed from or covered over on existing marketing literature, brochures or stationary; provided, however, that neither Purchaser nor Finance Company will be obligated to recall, replace or take any action with respect to any coupon books or promotional materials distributed prior to Closing.

            (b) Finance Company shall have the right to use, on a non-exclusive basis, for a period of 90 days after the Closing, such Ziegler names, trade names, service marks or trade marks as may be reasonably necessary or appropriate for the purpose of conducting its business, including, without limitation, issuing billing and collection of payments due under the Finance Contracts or any other communications relating to the Financing Contracts with Obligors.

      11.6. Insurance. (a) Effective as of the Closing (i) Seller will terminate all coverage relating to the Finance Company under its general corporate policies of insurance and cancelable surety bonds, provided that no such termination of occurrence liability polices shall be effected so as to prevent Financing Company from recovering under such polices for losses from events occurring prior to the Closing and provided further that for a period of 2 years after Closing, Seller shall also take all steps necessary to assure the continuation and/or extension of all claims made insurance policies in order to permit Finance Company to recover under such policies for losses from events occurring prior to the Closing to the extent provided therein.

            (b) Notwithstanding Section 11.6(a) above, to the extent that (i) any insurance policies owned or controlled by Seller or any of its Affiliates (other than Finance Company) cover any loss, liability, claim, damage or expense relating to Finance Company relating to or arising out of occurrences prior to the Closing and (ii) such policies permit claims to be made thereunder with respect to such pre-closing claims of Finance Company, Seller shall cooperate and shall cause its Affiliates to cooperate with Finance Company in submitting such claims under such policies.



                                   ARTICLE 12
                                     GENERAL

      12.1. Amendments. This Agreement may only be amended, modified, superseded or canceled and any of the terms, covenants, representations, warranties or conditions hereof may be waived only by an instrument in writing signed by each of the parties hereto or, in the case of a waiver, by or on behalf of the party waiving compliance.

      12.2. Integrated Contract. This Agreement and the Exhibits and Schedules hereto, and any written amendments to this Agreement satisfying the requirements of Paragraph 11.1 hereof, together with the Related Documents: (i) constitute the entire agreement between Seller and Purchaser, and (ii) supersede and replace all correspondence, understandings and communications between the parties hereto with respect to the transactions contemplated by this Agreement.

      12.3. Governing Law. This Agreement and the legal relations between the parties hereto arising thereunder shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles regarding the choice of law.

      12.4. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid, by overnight courier service, or by telex, telecopy or other written form of electronic communication followed by written confirmation of receipt of such electronic communication by the receiving party:

            If to Seller, to:

                        The Ziegler Companies, Inc.
                        215 North Main Street
                        West Bend, WI  53095
                        Attention:  Lynn R. Van Horn
                        Vice President - Finance
                        Telecopier:  (414) 334-3433

            with a copy to:

                        The Ziegler Companies, Inc.
                        215 North Main Street
                        West Bend, WI  53095
                        Attention: S. Charles O'Meara
                        General Counsel
                        Telecopier:  (414) 334-3433

            and if to Purchaser, to:

                         General Electric Capital Corporation
                         44 Old Ridgebury Road
                         Danbury, CT  06810
                         Telecopier No.: (203) 796-1315
                         Attention: Manager, Operations
            with a copy to:

                        General Electric Capital Corporation
                        44 Old Ridgebury Road
                        Danbury, Connecticut 06810
                        Telecopier No.: (203) 796-1313
                        Attention: Counsel

or to such other address as shall be furnished in writing by Purchaser or Seller, as the case may be, to the other, and any such notice or communication shall be deemed to have been given as of the date so mailed, dispatched or transmitted (except that a notice of change of address shall not be deemed to have been given until received by the addressee).

      12.5. No Assignment.  Seller may not assign all or any of its rights or
delegate all or any of its duties hereunder.   Purchaser may assign its
rights hereunder to any Affiliate of Purchaser without affecting Seller's duties and obligations hereunder.

      12.6. Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

      12.7. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party hereto.

      12.8. Announcements. Purchaser and Seller agree to consult with each other prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation and without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), except as may be required by law or pursuant to any listing agreement with any national securities exchange.

      12.9. Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

      12.10. Binding Effect. This Agreement and the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

      12.11. Waiver of Jury Trial. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY EXHIBIT

HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN) RELATING TO THE FOREGOING. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

      12.12. Schedules and Amendments. The inclusion of, or reference to, any item in any Schedule does not constitute an admission by Seller that such item meets any or all of the criteria for inclusion in such Schedule.

      12.13. No Third Party Beneficiary. This Agreement is not intended and shall not be construed to confer upon any Person other than the parties hereto any rights or remedies hereunder except that the parties hereto agree and acknowledge that the agreements and covenants contained in Paragraph 7.1 are, subject to Articles IX and XII hereof, intended for the benefit of the indemnified parties referred to therein (each such Person, a "Third Party Beneficiary"), and that, subject to Articles IX and XII hereof, each such indemnified party, although not a party to this Agreement, shall be and is hereby constituted a direct and irrevocable third-party beneficiary of the agreements and covenants contained in Paragraph 7.1 and shall have the right to enforce such agreements and covenants against the applicable party thereto in all respects fully and to the same extent as if such Third Party Beneficiary were a party hereto. Notwithstanding the foregoing, this Agreement (including but not limited to Paragraph 7.1 hereof) may be amended by Purchaser and Seller at any time and from time to time in accordance with Paragraph 12.1 hereof and any such amendment shall be fully effective with respect to the rights of the Third Party Beneficiaries under Paragraph 7.1 hereof. Section 7.1 shall not create any obligation on the part of Purchaser or any of its Affiliates to continue the employment, nor create any right, of any Finance Company Employee or Transferred Employee or in his or her beneficiaries following the Closing.

      12.14. Conveyancing Documents. No provision contained in any conveyancing document delivered pursuant to this Agreement shall affect in any manner whatsoever any of the indemnification provisions contained herein.

      12.15. Confidentiality. All information furnished by a party to the other party in connection with this Agreement and the transactions contemplated hereby which constitutes "Evaluation Material" as defined in that certain Confidentiality Agreement dated August 19, 1996 between the parties hereto shall be subject to the terms of such Confidentiality Agreement and the terms of the Confidentiality Agreement shall survive any termination of this Agreement.

      12.16. Operating Expenses. Except to the extent otherwise expressly provided herein all out-of-pocket expenses incurred in the operation of the business of Finance Company (such as telephone charges, customer entertainment expenses and the like) attributable to the period prior to the Closing Date and not reflected on the Closing Date Balance Sheet or Adjusted Closing Date Balance Sheet, shall be paid by Seller. Any such expenses incurred and attributable to the period after the Closing Date shall be the obligation of Purchaser. To the extent one of the parties pays an expense that is the obligation of the other party under the terms of this section, the other party will reimburse the paying party within fifteen (15) Business Days after receipt of an invoice for the expenses to be reimbursed.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its officers or representatives thereunto duly authorized, on the date first above written.

                              GENERAL ELECTRIC CAPITAL CORPORATION


                              By: /s/ Gloria J. Roberts
                                 ---------------------------------
                              Name: Gloria J. Roberts
                              Title: Manager, Business Development


                              THE ZIEGLER COMPANIES, INC.


                              By: /s/ Charles O'Meara
                                 ---------------------------------
                              Name: Charles O'Meara
                              Title: Senior Vice President and General Counsel

                                    EXHIBIT I
                                   DEFINITIONS

            1.1. "AA" shall refer to the public accounting firm of Arthur Anderson or any successor organization to AA.

            1.2.  "Accounting   Principles"  shall  refer  to  the  accounting
principles (including accounting methods, practices and procedures) set forth on Schedule 2.4.

            1.3. "Adjusted Closing Date Balance Sheet" shall refer to a balance sheet prepared by adjusting the Closing Date Balance Sheet in accordance with the provisions of Section 2.4 hereof to (i) reflect all assets or liabilities, the existence of which is known on the date Seller delivers the draft Closing Date Balance Sheet and draft Adjusted Closing Date Balance Sheet to Purchaser and Purchaser's Accountants pursuant to the provisions of Section 2.4 hereof, and which, as of the Closing Date, were assets or liabilities (as the case may be) of Finance Company of a type properly to have been reflected on the Closing Date Balance Sheet, but which were not in fact reflected on the Closing Date Balance Sheet, including any asset or liability which was not reflected on the Closing Date Balance Sheet because such asset or liability was not deemed to be material, (ii) remove any asset or liability which should not have been reflected on the Closing Date Balance Sheet but was in fact reflected thereon irrespective of whether such asset or liability is deemed not to be material, and (iii) eliminate any Excluded Asset or Excluded Liability reflected on the Closing Date Balance Sheet.



            1.4.  Intentionally Omitted.

            1.5. "Adverse Environmental Condition" shall mean any of the following: (i) the existence, or the continuation of the existence, of a Release or threatened Release (including, without limitation, sudden or non-sudden, accidental or non-accidental Releases), of, or exposure to, any Hazardous Material or other Releases into or onto the environment (including, without limitation, the air, ground, water, subsurface water or any surface) at, in, by, from or related to any of the Portfolio Property or any of the other assets, Properties, business or operations of Finance Company (including Financing Contracts, Backlog or Commitments made, committed, agreed to or originated by Finance Company prior to the Closing Date) or any of its current or former Affiliates; (ii) damage or injury to the environment in connection with the generation, handling, transportation, storage, treatment or disposal of Hazardous Materials related to any of the Portfolio Property or any of the assets, Properties, business or operations of Finance Company (including any foreclosures or liquidations initiated by Finance Company prior to the Closing
Date) or any of its current or former Affiliates; or (iii) any violation, or alleged violation, under any Environmental Law, or any violation of permits or licenses of, by or from any Governmental Entity or court relating to environmental matters (including any penalties associated with any violations or any alleged violations) related to any of the Portfolio Property or any of the assets, Property, business or operations of Finance Company or any of its current or former Affiliates.

            1.6. "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

            1.7. "Affiliated Group" shall mean any affiliated group within the meaning of Section 1504 of the Code or any similar group defined under a similar provision of state, local or foreign law, including but not limited to any combined, consolidated or unitary group.

            1.8. "Agreement" shall refer to this Stock Purchase Agreement, including the Schedules and Exhibits attached hereto and made a part hereof, as the same may be amended from time to time in accordance with the provisions hereof.

            1.9. "Authorization" shall mean any federal, foreign, state, local or other governmental or other quasi-governmental consent, license, permit, grant, authorization or approval, including but not limited to any consent, license, permit, grant, authorization or approval of any agency, instrumentality or subdivision of the foregoing, which is used in or necessary to permit a Person to own or lease its properties and to carry on the operations of its business as presently conducted.

            1.10.  "B.C. Ziegler" shall mean B.C. Ziegler and Company.

            1.11. "Backlog" shall refer to (i) any commitment by or on behalf of Finance Company to enter into a financing, leasing or other transaction, or (ii) any financing, leasing or other transaction for which no commitment has been issued but for which internal credit approval has been given by or on behalf of Financing Company and such approval has been communicated to the proposed obligor or lessee, and in either case, in respect of which a final agreement relating to such which transaction (i) has not been entered into on or prior to the Closing Date and (ii) would, had it been entered into prior to the Closing Date, have constituted a Financing Contract.

            1.12. "Bankruptcy Event" shall refer, with respect to any Person, to
(i) the commencement by such Person of a voluntary case under, or the consent by such Person to the entry of an order for relief in an involuntary case under, any federal or state bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar law now or hereafter in effect, or
(ii) the consent by such Person to the appointment of, or taking possession by, a receiver, custodian, liquidator, assignee, trustee or sequestrator (or other similar official) of such Person or of any substantial part of its property, or
(iii) the making of a general assignment by such Person for the benefit of creditors, or (iv) the failure by such Person generally to pay its debts as they become due, or (v) the adoption of a resolution by its directors or shareholders in furtherance of any of the foregoing, or (vi) the entry by a court of competent jurisdiction of an order for relief in respect of such Person in an involuntary case under any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar law now or hereafter in effect, or the appointment of a receiver, custodian, liquidator, assignee, trustee or sequestrator (or other similar official) of such Person or of any substantial part of its Property, or ordering the winding up or liquidation of its affairs, and the continuance of such decree or order unstayed and in effect for a period of 60 days.

            1.13. "Bankruptcy Exception" shall refer, in respect of any agreement, contract or commitment, to any limitation thereon imposed by any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar law affecting creditors' rights and remedies generally.

            1.14. "Bankruptcy Law" shall mean Title 11, U.S. Code or any similar federal or state law for the liquidation, dissolution, reorganization, rehabilitation or other relief of debtors.

            1.15. "Business Day" means any day other than a day on which banking institutions in New York are authorized or required to by law to close.

            1.16. "Closing Date Shareholders' Equity" shall refer to the amount reflected on the Adjusted Closing Date Balance Sheet as the shareholders' equity of Finance Company.

            1.17. "Closing Date Balance Sheet" shall refer to the balance sheet of Finance Company as of the Closing Date and the notes and schedules, if any, thereto, prepared and certified by Purchaser's Accountants in accordance with the provisions, including those pertaining to the resolutions of disputes with respect thereto, provided in Section 2.4 hereof.

            1.18. "Closing" shall refer to the effective time of the sale of Finance Company Stock, which for all purposes shall be 5:00 P.M. local time in West Bend, Wisconsin on the day on which Seller transfers the Finance Company Stock to Purchaser pursuant to the terms of this Agreement, and "day of the Closing" and "Closing Date" shall be deemed to refer to such day.

            1.19. "COBRA" shall refer to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

            1.20. "Code" shall refer to the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

            1.21. "Commitment" shall have the meaning as set forth in Section 5.3(d).

            1.22. "Contaminant" shall mean those substances which are regulated by or form the basis of liability under any Environmental Law, including but not limited to asbestos or materials containing asbestos whether friable or not, polychlorinated biphenyls ("PCBs"), and radioactive substances, or any other material or substance which has in the past or could in the future constitute (or be deemed to constitute pursuant to any of the Environmental Laws) a health, safety or environmental hazard to any person, property or natural resource.

            1.23. "Credit Enhancement" shall mean any (i) security deposit, unapplied advance rental payment or dealer investment, (ii) investment certificate, certificate of deposit, authorization to hold funds, hypothecation of account or like instrument, (iii) letter of credit, guarantee, lease guarantee bond or postponement agreement, (iv) recourse agreement, (v) security agreement, (vi) Property, (vii) certificate representing shares or the right to purchase shares in the capital of any corporation or (viii) bond or debenture, in each case pledged, assigned, mortgaged, made, delivered or transferred as security for the performance of any obligation under or with respect to any Financing Contract.

            1.24. "Damages" shall refer, in respect of any obligation to indemnify any Person pursuant to the terms of this Agreement, to any and all losses (including liquidated damages and any Environmental Loss), claims, damages, liabilities, obligations, judgments, equitable relief granted, settlements, awards (including back pay awards), demands, offsets, defenses, counterclaims, actions or proceedings, reasonable out-of-pocket costs, expenses and attorneys' fees (including any such reasonable costs, expenses and attorneys' fees incurred in enforcing any right of indemnification against any Indemnitor or with respect to any appeal), interest and penalties, if any, including but not limited to losses resulting from the failure of Finance Company to receive any amounts payable with respect to a Financing Contract.

            1.25. "Delinquency Percentage" shall refer to the quotient (expressed as a percentage) arrived at by dividing (i) the amount of the Gross Receivables, if any, attributable to the Financing Contracts owned by Finance Company as of Closing and as to which the Obligor thereon has failed to pay in full all scheduled periodic payments due thereunder (including, without limitation, rent, principal or interest) for the number of days for which the Delinquency Percentage is being calculated, by (ii) the amount of the Gross Receivables, attributable to Financing Contracts owned by Finance Company as of the Closing.

            1.26. "Document" shall refer to any book, record, file, paper, computer tape, computer disk, microfilm, information storage device of any type and any other memorialization of information or data.

            1.27. "Documentation" shall refer to forms of leases, conditional sales contracts, notes, security agreements, guarantees, financing statements and other documents or instruments necessary or desirable for the conduct of the business of Finance Company.

            1.28. "Employee Benefit Plan" shall have the meaning ascribed to such term by Section 3(3) of ERISA.

            1.29. "Employee Pension Benefit Plan" shall have the meaning ascribed to such term by Section 3(2) ERISA.

            1.30. "Encumbrance" shall mean any title defect, conflicting claim of ownership, mortgage, security interest, lien, pledge, claim, right of first refusal, option, charge, covenant, restriction, reservation, lease, order, decree, judgment, stipulation, settlement, attachment, restriction, objection or any other encumbrance of any nature whatsoever.

            1.31. "Environmental Claim" shall mean any accusation, allegation, notice of violation, claim, demand, abatement or other order or direction (conditional or otherwise) by any Governmental Entity or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment or natural resources, nuisance, pollution, contamination or other adverse effect on the environment, or for fines, penalties or restrictions, arising out of, based upon or relating to, an Adverse Environmental Condition.

            1.32. "Environmental Law" shall mean any federal, foreign, state or local statute, rule, regulation, or ordinance pertaining to the protection of human health and safety or the environment, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") (42 U.S.C. ss.9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. ss. 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss.1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.6901 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss.651 et seq.), all as now or hereafter amended or supplemented, and the regulations promulgated pursuant thereto, and judicial interpretations thereof, as well as common law rights of action under theories of nuisance, trespass and strict liability.

            1.33. "Environmental Loss" shall mean any action, claim, loss, cost, damage, liability, obligation, deficiency, fine, penalty, judgment or expense (including but not limited to reasonable attorneys' fees, engineering, and other professional or expert fees), the cost of any Remedial Action (voluntarily or involuntarily incurred) and damage to, loss of the use of or decrease in value of any asset of Finance Company including any Portfolio Property arising out of or related to, in each case, any Adverse Environmental Condition.

            1.34. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            1.35. "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is or has ever been under common control, or which is or has ever been treated as a single employer, with Seller, B.C. Ziegler, Finance Company or any of their Subsidiaries under Section 414(b), (c), (m), or (o) of the Code.

            1.36. "Exchange Act" shall mean Securities Exchange Act of 1934, as amended.

            1.37.  "Excluded Asset" shall refer to the following:

            (i) all of the issued and outstanding shares of capital stock of Ziegler Medical.

            (ii)  all Nonconforming Transactions

            (iii) all intercompany assets of any type or nature, including, without limitation, all intercompany indebtedness and obligations payable by Seller or any of its Affiliates (other than Finance Company) to Finance Company.

            1.38. "Excluded Liability" shall refer to the following debts, claims, liabilities, obligations, damages and expenses of Finance Company (whether known or unknown, contingent or absolute, or arising before, on or after the Closing Date):

            (i) Any liability or obligation to the extent arising out of, based upon or relating to any Excluded Asset including, without limitation, the transfer or other disposition thereof by Finance Company contemplated by this Agreement;

            (ii) Any liability or obligation of any Person arising out of, based on or otherwise relating in any way to the business or operations of, or any of the assets of Ziegler Medical or the sale or other disposition of the stock, facilities, business or other assets of Ziegler Medical;

            (iii) Any liability or obligation with respect to any representation, warranty or indemnity made by Finance Company under that certain Purchase Agreement dated as of December 1, 1991 among Finance Company, Ziegler Collateralized Securities, Inc. and M&I First
      National Bank and any Schedules thereto;

            (iv) Any liability or obligation under (A) the ZCSI Servicing Agreement, and (B) the ZCSI Administrative Support Agreement;

            (v) Any liability or obligation created or assumed by Finance Company in connection with the assignment, sale, transfer, conveyance, pledge or encumbrance of any Finance Contract or Portfolio Property or any securities, assets, Properties, operations, businesses or any other asset of Finance Company to any Person other than Purchaser prior to the Closing Date, including, without limitation, any warranties, representations or indemnities with respect to title, lien status, enforceability, condition of Property, insurance coverage or compliance with law;

            (vi) Any liability or obligation created or assumed by Finance Company in connection with the servicing or administration of any accounts on behalf of any other Person on or before the Closing Date;

            (vii) Any liability or obligation in connection with (A) the use of the West Bend, Wisconsin office space and office furniture and equipment by Finance Company, (B) that certain Office Service Agreement dated July 7, 1995 between Finance Company and Xebec Management Services, Inc.; or
      (c) that certain Storage Agreement dated September 3, 1996 between Ziegler Medical and Shared Medical Equipment Group, Inc.

            (viii) any liability or obligation with respect to any intercompany obligations or indebtedness of any nature of Finance Company or secured by assets of Finance Company, to Seller or any of its other Affiliates through the Closing Date, but excluding the obligations listed on Schedule 5.7(b);

            (ix) any liability or obligation with respect to any indebtedness of Finance Company of whatever nature, or secured by assets of Finance Company, to any Person other than Seller or any of its Affiliates through the Closing Date, but excluding the obligations listed on Schedule 5.7(c).

            (x) any liability or obligation to make any profit sharing contribution under the Ziegler Growth Retirement Plan, the stay bonus contemplated by Section 5.5(d), and the payment for unused vacation benefits contemplated by Section 5.5(e).

            1.39. "Exemption Certificate" shall mean a form or statement from a customer of Finance Company indicating that the transaction covered by a Financing Contract is exempt from any sales, use or similar Tax.

            1.40. "Exhibit" shall refer to any written Exhibit to this Agreement, each of which: (i) is hereby incorporated into and made a part of this Agreement for all purposes; (ii) has been initialed on the first page thereof by the Chairman, a Vice Chairman, the President or one of the Vice Presidents of Purchaser and Seller, respectively; and (iii) has been furnished to Purchaser and Seller in its final form in advance of the execution of this Agreement and/or Closing, as the case may be.

            1.41 "Extended Representations and Indemnities" shall have the meaning set forth in Section 7.1(c).

            1.42. "Finance Company" shall refer to Ziegler Leasing Corporation having its principal place of business at 215 North Main Street, West Bend, WI 53095.

            1.43. "Finance Company Employee" shall mean any employee, leased or used or directly employed on or prior to the Closing Date by Seller, B.C. Ziegler, Finance Company or any of their Affiliates who performs services predominately or exclusively relating to or in furtherance of the Finance Company.

            1.44. "Finance Company SEC Documents" shall have the meaning set forth in Section 3.6(e).

            1.45. "Finance Company Stock" shall refer all of the issued and outstanding shares of capital stock of Finance Company.

            1.46. "Finance Company's Pre-Closing Date Tax Liability" means an amount equal to the aggregate liability of Finance Company for all Taxes: (i) with respect to any taxable year of Company which ends on or before the Closing Date (including but not limited to any liability of an Affiliated Group of which Finance Company was a member on or prior to the Closing Date, any liability for Taxes resulting from a deferred intercompany transaction within the meaning of Treasury Regulation 1.1502-13(a)(2) and any liability of Finance Company pursuant to Treasury Regulation ss.1.1502-6(a) or any comparable provision of state, local or foreign law) or assessed as the result of a sale, exchange or other disposition of Property or other transaction which occurs prior to the Closing; (ii) with respect to any taxable year or period which includes but ends after the Closing Date, to the extent attributable to the portion of such period which ends with the Closing Date determined on the basis of an interim closing of the books; provided, that exemptions, allowances or deductions that are calculated on an annual basis (including but not limited to depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period; (iii) attributable to, resulting from or arising out of a Section 338(h)(10) Election (including but not limited to an election under Section 338(g) of the Code or similar provision under state, local or foreign law) made with respect to the acquisition of the Finance Company Stock contemplated herein; (iv) attributable to the disposition of the Excluded Assets pursuant to
Section 5.7 hereof in each case whether legal liability for remittance of such Taxes is imposed upon Finance Company, Seller or any of their Affiliates or in the case of Taxes described in clause (iii) above, upon Purchaser or any of its Affiliates.

            1.47. "Financial Statements" shall refer to the audited balance sheets as of, and statements of earnings and retained earnings and cash flows for the fiscal years ended December 31, 1993, December 31, 1994 and December 31, 1995 for Finance Company, and the unaudited balance sheets of Finance Company as of, and the statements of earnings and retained earnings and cash flows for the nine-month period ended September 30, 1996, and the unaudited balance sheets of Finance Company as of, and the statements of earnings and retained earnings for the eleven-month period ended November 30, 1996, and in each case, the notes, schedules and exhibits thereto.

            1.48. "Financing Contract" shall refer to any contract (including any schedule or amendment thereto or assignment, assumption, renewal or novation thereof) in existence on or prior to the Closing and any ancillary agreements (including participation agreements, disbursement agreements and trust agreements) relating thereto, which is in the form of a lease or rental agreement with respect to Property, or any sale contract (including an installment sale contract or conditional sale agreement) arising out of the sale of Property or any secured or unsecured financing of Property, or any secured or unsecured loan, with respect to which Finance Company is either (i) the lessor, seller, lender, secured party or obligee (whether initially or as an assignee), or (ii) which is between an obligor, on one hand, and a lessor, seller, obligee, secured party or assignee of an obligor, on the other hand, and (A) which would be a Financing Contract if Finance Company were the lessor, seller, obligee, secured party or assignee of an obligor thereunder and (B) with respect to which Finance Company is an assignee of or beneficiary of, or a participant in the revenues or claims with respect thereto.

            1.49. "Governmental Entity" shall mean a federal, state, provincial, local, county or municipal government, governmental, regulatory or administrative agency, department, commission board, bureau, or other authority or instrumentality, domestic or foreign.

            1.50. "Gross Receivable" shall refer, in the case of a Financing Contract reflected on the books and records of Finance Company, to the sum of
(a) all unpaid scheduled periodic payments (whether or not due) under Financing Contract (excluding any amounts in respect of such Financing Contract which are not financed or any other payments not associated with the financing of the Portfolio Property as reflected on the books and records of Finance Company and
(b) the Residual, if any, of the Portfolio Property subject to or governed by such Financing Contract.

            1.51. "Hazardous Material" means any material or substance which is regulated under any Environmental Law, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "solid waste," "restricted hazardous waste," "industrial waste," "contaminant," "pollutant," "toxic waste" or "toxic substance" under any provision of Environmental Law, including but not limited to, petroleum, petroleum products, asbestos, urea formaldehyde, and polychlorinated biphenyls.

            1.52.   "HSR"   shall   mean   the   Hart-Scott-Rodino   Antitrust
Improvements Act of 1976, as amended and the rules and regulations thereunder.

            1.53. "Indemnification Event" shall refer to any event, action, proceeding or claim for which a Person is entitled to indemnification under this Agreement.

            1.54. "Indemnitor" shall refer to the indemnifying Person in the case of any obligation to indemnify pursuant to the terms of this Agreement.

            1.55. "Initial Amount" shall refer to the amount paid to Seller by Purchaser on the Closing Date in accordance with paragraph 2.3(a), which shall be the good faith estimate of Purchaser and Seller of the amount of due Seller under Section 2.2.

            1.56. "Knowledge" or any similar expression, as it applies to Seller, shall refer to the knowledge which any director, officer or managerial employee of Seller, including Finance Company Employees, has or ought to have in the prudent exercise of that individual's duties, after due inquiry.

            1.57. "KPMG" shall refer to the public accounting firm of KPMG Peat Marwick or any successor organization to KPMG.

            1.58. "Material Adverse Effect" means a material adverse effect on the assets, business, Properties, operations, prospects or financial condition of Finance Company.

            1.59. "Material Contract" shall refer to any agreement, contract or commitment (other than Financing Contracts) which calls for the payment by or on behalf of Finance

Company of $5,000 or more, or the delivery by Finance Company of goods or services with a fair market value of $5,000 or more, or provides for Finance Company to receive any payments of, or any Property (other than Portfolio Property) with a fair market value of $5,000 or more, or which otherwise is material to the assets, business, Properties, operations, prospects or financial condition of Finance Company.

            1.60.  "Multiemployer  Plan"  shall have the  meaning  provided in
Section 3(37) of ERISA.

            1.61. "Nonconforming Transactions" shall have the meaning set forth in Section 5.3(d).

            1.62. "Net Receivable", in the case of any Financing Contract, shall refer to the Gross Receivable with respect to such Finance Contract less the amount of any unearned financing income associated therewith.

            1.63. "Obligor" shall mean any Person who is an obligor or lessee under any Financing Contract.

            1.64. "Owned Portfolio Property" shall refer to Portfolio Property with respect to which Seller is the lessor under a Financing Contract which has been classified by such Finance Company as a true lease (with such Finance Company as the owner of the Portfolio Property) for federal income tax purposes.

            1.65. "Parent Benefit Plan" shall refer to all Employee Benefit Plans and all other employee benefit arrangements or payroll practices, including but not limited to severance pay, sick leave, vacation pay, salary continuation for disability, scholarship programs, stock option, restricted stock or other equity based plans maintained by Seller, B.C. Ziegler, Finance Company or any Subsidiary or ERISA Affiliate of any of them (whether formal or informal, whether for the benefit of a single individual or for more than one individual and whether for the benefit of current or former employees or their beneficiaries) on behalf of any Finance Company Employee (including former employees and their beneficiaries) to which or under which or pursuant to which Seller, B.C. Ziegler, Finance Company or any Subsidiary or any ERISA Affiliate of any of them has contributed or is obligated to make contributions on behalf of Seller, B.C. Ziegler, Finance Company, any Subsidiary or ERISA Affiliate or any Financing Company Employee (including former employees and their beneficiaries).

            1.66. "Parent Title IV Plan" shall mean any Employee Pension Benefit Plans which are subject to Title IV of ERISA or Section 412 of the Code, maintained by Seller, B.C. Ziegler & Co., Inc., Finance Company, any of their Subsidiaries or any ERISA Affiliate or to which Seller, B.C. Ziegler & Co., Inc., Finance Company, any of their Subsidiaries or any ERISA Affiliate contributed or is or may be obligated to contribute thereunder.

            1.67.   "PBGC"  shall  refer  to  the  Pension  Benefit   Guaranty
Corporation established under Section 4002 of ERISA, or any entity succeeding to any or all of its functions.

            1.68. "Permitted Encumbrance" shall refer to (i) any Encumbrance for Taxes not yet due and payable, (ii) any carrier's, repairmen's, warehousemen's, mechanic's or materialmen's lien, which an Obligor under a Financing Contract is required to remove, (iii) any other Encumbrance which is permitted in accordance with the terms of any Financing Contract and which does not materially and adversely affect the value of the Portfolio Property subject to such Encumbrances (iv) any rights granted to the Obligor by the terms of a Financing Contract and (v) the liens granted pursuant to collateral assignments or security agreements entered into by Finance Company to secure the nonrecourse notes listed on Schedules 5.7(b) and 5.7(c) which were issued by Finance Company contemporaneously therewith.

            1.69. "Person" shall include any individual, partnership, corporation, estate, joint stock association, limited liability company, trust, unincorporated organization, Governmental Entity and any other entity.

            1.70. "Portfolio" shall refer to all Financing Contracts acquired, or originated, or funded pursuant to a particular contract, agreement, arrangement or relationship with any lessor, seller, lender, supplier, vendor, franchisor, manufacturer or contractor.

            1.71. "Portfolio Property" shall refer to Property with respect to which Finance Company is the lessor, seller or secured party, as the case may be, pursuant to the terms of a Financing Contract (whether initially or as an assignee) or Property which is held by Finance Company for sale.

            1.72.  "Premium" shall mean an amount equal to $6,025,000.00.

            1.73. "Property" shall refer to all property and assets of whatsoever nature including but not limited to personal property, whether tangible or intangible, and claims, rights and chooses in action.

            1.74. "Public Sector Obligor" shall refer to an obligor under a Public Sector Financing Contract.

            1.75. "Public Sector Financing Contract" shall refer to any Financing Contract to which any Governmental Entity is a party.

            1.76.   "Purchaser"   shall  refer  to  General  Electric  Capital
Corporation, a New York corporation.

            1.77. "Purchase Price" shall refer to the amount to be paid by Purchaser to Seller for the Stock of Finance Company in accordance with to
Section 2.2.

            1.78. "Purchaser's Accountants" shall refer to KPMG or to any other public accounting firm with nationally recognized auditing expertise in the financial services industry (other than AA), as selected by Purchaser.

            1.79. "Reimbursement Date" shall have the meaning as set forth in Section 2.5.

            1.80. "Related Documents" shall mean any certificate, Schedule, Exhibit or other agreement, instrument or document, in each case delivered or to be delivered pursuant to the terms of this Agreement.

            1.81. "Release" shall refer to any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the indoor or outdoor environment or into or out of Property of Hazardous Materials.

            1.82. "Remedial Action" shall refer to any action required by any state or federal Governmental Entity or any applicable Environmental Law or other applicable law or any action voluntarily undertaken, in each case, to (A) clean up, remove, treat or in any other way address any Hazardous Material; (B) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (C) perform pre-remedial studies and investigations or post-remedial monitoring and care; or
(D) taken to bring facilities into compliance with all Environmental Laws.

            1.83. "Residual" shall refer to, with respect to any item of Portfolio Property, the lowest value reflected on the books and records of Financing Company during the period from the inception of the Financing Contract relating to such Portfolio Property through the Closing Date.

            1.84.  "Restricted  Business"  shall have the meaning set forth in
Section 10.1.

            1.85. "Retained Employee" shall mean any Finance Company Employee who (i) has not received or who has not accepted an offer of employment from Purchaser or an Affiliate of Purchaser or after the Closing, the Finance Company and (ii) who Seller or its Affiliates (other than Finance Company) has determined to retain after the Closing.

            1.86. "Schedule" shall refer to one of several written Schedules to this Agreement, each of which: (i) is hereby incorporated into and made a part of this Agreement for all purposes; and (ii) has been initialed on the first page thereof by an authorized representative of Purchaser and Seller, respectively.

            1.87. "SEC" shall mean the United States Securities Exchange Commission.

            1.88. "Securities Act" shall mean the Securities Act of 1933, as amended.

            1.89. "Selected Accounting Firm" shall have the meaning set forth in
Section 2.4.

            1.90. "Selected Tax Accounting Firm" shall have the meaning set forth in Section 6.1(c).

            1.91. "Seller" shall refer to The Ziegler Companies, Inc., a Wisconsin corporation.

            1.92. "Seller's Accountants" shall refer to AA or to any other public accounting firm with nationally recognized auditing expertise in the financial services industry (other than KPMG), as selected by Seller.

            1.93. "Settlement Date" shall refer to the fifth business day following the date of resolution of the Adjusted Closing Date Balance Sheet as provided in Section 2.4 hereof.

            1.94. "Settlement Interest" shall refer to the amount obtained by accruing interest daily on the Settlement Payment at the Settlement Rate in effect from time to time for the period commencing on the date following the Closing Date to and including the date upon which the Settlement Payment is made.

            1.95. "Settlement Payment" shall be an amount equal to the difference between (i) the Initial Amount and (ii) the Purchase Price and interest thereon as provided in Section 2.2.

            1.96. "Settlement Rate" shall refer, on any date, to the federal funds offered rate reported in the "Money Rates" section of the eastern edition of The Wall Street Journal published for such date. In the event The Wall Street Journal ceases publication of the federal Funds rate or fails on any particular date to publish the federal funds rate, the federal Funds rate shall refer to the rate for the last transaction in overnight federal funds arranged prior to such date by The Chase Manhattan Bank (National Association).

            1.97. "Special Representation and Indemnity" shall be defined as provided in Section 7.1(b).

            1.98. "Statement of Cash Flows", as of any date, with respect to one or more Financing Contracts, shall refer to a statement showing (i) all periodic scheduled unpaid payments, and (ii) the Residual as of such date of each item of Portfolio Property subject to or governed by each such Financing Contract (which date shall be no earlier than the stated expiration date of the Financing Contract with respect of which each such residual relates).

            1.99. "Subsidiary" of any Person shall mean any corporation, limited liability company, partnership, trust or other entity whose stock (or equivalent ownership vehicle) having voting power sufficient to elect a majority of the board of directors (if a corporation) or select the trustee or equivalent governing body, shall at the time such reference becomes operative be directly or indirectly owned or controlled by such Person or by one or more of the other Subsidiaries of such Person or any combination thereof.

            1.100. "Swap Agreement" shall refer to any interest rate cap, interest rate swap or other interest rate hedging agreement.

            1.101. "Taxes" shall refer to all foreign, federal, state, county or local taxes, charges, fees, levies, imposts, duties, and other assessments, including but not limited to any income, alternative minimum or add-on tax, estimated, gross income, gross receipts, sales, use, transfer, transactions (including the Chicago Transaction Tax), intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, excise, severance, stamp (including but not limited to the Florida Documentary Stamp Tax), occupation, premium, real property, recording, personal property, Federal highway use, commercial rent, environmental (including but not limited to taxes under Code Section 59A) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties, or additions to tax.

            1.102. "Tax-Exempt Public Sector Financing Contract" shall refer to a Public Sector Financing Contract in respect of which the interest income received by Finance Company is treated on its books and records as exempt from federal income tax pursuant to Section 103 of the Code or any predecessor thereof.

            1.103. "Tax Return" shall mean any return, declaration, report, claim for refund, information return, statement, or other similar document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

            1.104. "Third Party Beneficiary" shall have the meaning set forth in
Section 12.13.

            1.105. "Transfer Taxes" shall refer to any sales, use, stamp, documentary, filing, recording, transfer or similar fees or Taxes or governmental charges as levied by any taxing authority in connection with the transactions contemplated by this Agreement (other than income taxes imposed on Seller).

            1.106. "Transferred Employee" shall mean any Finance Company Employee to whom an offer of employment has been made by Purchaser or any Affiliate of Purchaser, and who becomes actively employed by Purchaser or any Affiliate of Purchaser (including, after the Closing, the Finance Company) within thirty (30) days after the Closing.

            1.107.  "Transition  Period"  shall have the  meaning  provided in
Section 11.4 hereto.

            1.108. "Treasury Regulations" shall have the meaning set forth in Section 6.1.

            1.109.  "ZCSI" shall mean Ziegler Collateralized Securities, Inc.

            1.110. "ZCSI Administrative Support Agreement" shall mean that certain Administrative Support Agreement dated as of December 1, 1991 between Ziegler Collateralized Securities, Inc. and Finance Company.

            1.111. "ZCSI Servicing Agreement" shall mean that certain servicing agreement dated as of December 1, 1991 among Ziegler Collateralized Securities, Inc. M&I First National Bank, and Finance Company.

            1.112. "WARN" shall refer to the Workers Adjustment and Retraining Notification Act, 29 U.S.C. ss. 2101 et seq., and any comparable state or local laws and regulations.

            1.113. "Ziegler Medical" shall mean Ziegler Medical Equipment Group, Inc.